EXHIBIT 10.30(a)

                            "A" LEASE






                       SPECIAL FACILITIES
                         LEASE AGREEMENT
                (AUTOMATED PEOPLE MOVER PROJECT)


             ______________________________________

                         by and between

                     CITY OF HOUSTON, TEXAS
                            as Lessor
                               and
                   CONTINENTAL AIRLINES, INC.
                            as Lessee

             ______________________________________


                    Dated as of March 1, 1997

                      SPECIAL FACILITIES
                         LEASE AGREEMENT
                (AUTOMATED PEOPLE MOVER PROJECT)

                            I N D E X

                                                         Page No.

                            ARTICLE I
                 DEFINITIONS AND INTERPRETATIONS

Section 1.01:  Definitions . . . . . . . . . . . . . . . . . . .2
Section 1.02:  Interpretations . . . . . . . . . . . . . . . . .6

                           ARTICLE II
                         REPRESENTATIONS

Section 2.01:  Representations by the City . . . . . . . . . . .7
Section 2.02:  Representations by Lessee . . . . . . . . . . . .7

                           ARTICLE III
      LEASE AND TERM; GRANT OF EASEMENTS AND GROUND LEASES

Section 3.01:  Lease of Special Facilities . . . . . . . . . . .8
Section 3.02:  Term of Lease of Special Facilities . . . . . . .8
Section 3.03:  Easements and Ground Leases . . . . . . . . . . .8
Section 3.04:  Condition of Special Facilities . . . . . . . . .8
Section 3.05:  City Right of Entry . . . . . . . . . . . . . . .9

                           ARTICLE IV
       ISSUANCE OF BONDS; PAYMENT OF COSTS OF THE PROJECT

Section 4.01:  Issuance of Series 1997A Bonds. . . . . . . . . .9
Section 4.02:  Issuance of Additional Bonds. . . . . . . . . . .9
Section 4.03:  Application of Proceeds; Insufficiencies. . . . 10
Section 4.04:  Refunding Bonds . . . . . . . . . . . . . . . . 10
Section 4.05:  Optional Redemption of Bonds. . . . . . . . . . 11

                            ARTICLE V
 DESIGN, CONSTRUCTION AND ACQUISITION OF THE SPECIAL FACILITIES

Section 5.01:  General . . . . . . . . . . . . . . . . . . . . 11
Section 5.02:  Special Provisions for Project. . . . . . . . . 12
Section 5:03:  Inventory of Special Facilities; Replacements . 14
Section 5.04:  Title to Project, Plans and Contracts . . . . . 14
Section 5.05:  Design, Construction and Acquisition of
               Additional Special Facilities . . . . . . . . . 15
Section 5.06:  Personal Property Not Constituting Special
               Facilities. . . . . . . . . . . . . . . . . . . 15

                            ARTICLE V
                    INET RENT AND GROUND RENT

Section 6.01:  Net Rent While Bonds Outstanding. . . . . . . . 16
Section 6.02:  Obligation to Pay Net Rent Unconditional. . . . 17
Section 6.03:  Pledge of Net Rent. . . . . . . . . . . . . . . 18
Section 6.04:  Operation and Maintenance Expenses; Other Costs 18
Section 6.05:  Ground Rentals. . . . . . . . . . . . . . . . . 19

                           ARTICLE VII
                   USE OF SPECIAL FACILITIES;
       REPRESENTATIONS AND UNDERTAKINGS BY LESSEE AND CITY

Section 7.01:  General . . . . . . . . . . . . . . . . . . . . 19
Section 7.02:  Use of Project. . . . . . . . . . . . . . . . . 19
Section 7.03:  Representations by City with Respect to the
               Project . . . . . . . . . . . . . . . . . . . . 20
Section 7.04:  Reaffirmation of Options to City with Respect to the Project. . . . . . . . . . . . . . . . . 23

                          ARTICLE VIII
         LESSEE'S OBLIGATIONS AND CONDITIONS TOLESSEE'S
                    USE OF SPECIAL FACILITIES

Section 8.01:  Maintenance of Special Facilities at
               Lessee's Expense. . . . . . . . . . . . . . . . 24
Section 8.02:  Taxes, Charges, Utilities, Liens. . . . . . . . 24
Section 8.03:  Compliance with Airport Rules and Regulations and Law; Nondiscrimination. . . . . . . . . . . 24
Section 8.04:  Compliance with Tax Law . . . . . . . . . . . . 25
Section 8.05:  Environmental Matters . . . . . . . . . . . . . 25
Section 8.06:  City's Right To Maintain or Repair Special
               Facilities. . . . . . . . . . . . . . . . . . . 28
Section 8.07:  Termination Procedures. . . . . . . . . . . . . 28

                           ARTICLE IX
              LIABILITY, INSURANCE AND CONDEMNATION

Section 9.01:  Release and Indemnification of City . . . . . . 28
Section 9.02:  General Insurance Requirements. . . . . . . . . 30
Section 9.03:  Risks and Minimum Limits of Coverage. . . . . . 31
Section 9.04.  Other Provisions. . . . . . . . . . . . . . . . 32
Section 9.05:  Disposition of Insurance Proceeds . . . . . . . 33
Section 9.06:  Condemnation. . . . . . . . . . . . . . . . . . 34
Section 9.07:  Reconstruction or Repair. . . . . . . . . . . . 36

                            ARTICLE X
                 EVENTS OF DEFAULT AND REMEDIES

Section 10.01:  Events of Default. . . . . . . . . . . . . . . 36
Section 10.02:  Remedies on Default. . . . . . . . . . . . . . 37
Section 10.03:  Additional Remedy. . . . . . . . . . . . . . . 39
Section 10.04:  No Remedy Exclusive. . . . . . . . . . . . . . 39
Section 10.05:  Agreement to Pay Attorneys' Fees and Expenses. 39
Section 10.06:  No Additional Waiver Implied by One Waiver . . 39
Section 10.07:  Enforcement by City Attorney . . . . . . . . . 39
Section 10.08:  Special Rights of Bond Insurer . . . . . . . . 40

                           ARTICLE XI
        ASSIGNMENTS, SUBLETTING AND TERMINATION BY LESSEE

Section 11.01:  Assignments and Subletting by Lessee . . . . . 40
Section 11.02:  Termination of Agreement by Lessee . . . . . . 41
Section 11.03:  Special Provisions Regarding Leasehold
                Mortgage . . . . . . . . . . . . . . . . . . . 41

                           ARTICLE XII
                          MISCELLANEOUS

Section 12.01:  Lessee to Maintain Its Corporate Existence . . 42
Section 12.02:  Exempt Facilities. . . . . . . . . . . . . . . 42
Section 12.03:  Notices. . . . . . . . . . . . . . . . . . . . 42
Section 12.04:  Consents and Approvals . . . . . . . . . . . . 44
Section 12.05:  Rights Reserved to City. . . . . . . . . . . . 45
Section 12.06:  Force Majeure. . . . . . . . . . . . . . . . . 45
Section 12.07:  Severability Clause. . . . . . . . . . . . . . 45
Section 12.08:  Place of Performance; Laws Governing . . . . . 45
Section 12.09:  Brokerage. . . . . . . . . . . . . . . . . . . 46
Section 12.10:  Individuals Not Liable . . . . . . . . . . . . 46
Section 12.11:  Binding Nature of Agreement; Benefits of
                Agreement. . . . . . . . . . . . . . . . . . . 46
Section 12.12:  Ambiguities. . . . . . . . . . . . . . . . . . 46
Section 12.13:  Survival . . . . . . . . . . . . . . . . . . . 46
Section 12.14:  No Merger of Title . . . . . . . . . . . . . . 46
Section 12.15:  Entire Agreement . . . . . . . . . . . . . . . 47



Description of Project                               Exhibit "A"
Description of Easements                             Exhibit "B"
Description of Ground Lease Properties               Exhibit "C"
Deed and Bill of Sale for Project                    Exhibit "D"

                      SPECIAL FACILITIES
                         LEASE AGREEMENT
                (Automated People Mover Project)

THE STATE OF TEXAS

COUNTY OF HARRIS

     THIS SPECIAL FACILITIES LEASE AGREEMENT (hereinafter called "Agreement") dated as of the 1st day of March, 1997, is made and entered into between the CITY OF HOUSTON, TEXAS, a municipal corporation and Home Rule City, situated principally in Harris County, Texas (hereinafter called "City"), and CONTINENTAL AIRLINES, INC., a corporation organized and existing under the laws of the State of Delaware, duly authorized to do business in the State of Texas (hereinafter called "Lessee").

                      W I T N E S S E T H :

     WHEREAS, City is the owner of land and certain improvements known as the Houston Intercontinental Airport, located in the City of Houston, Harris County, Texas (hereinafter called "Airport"), which is operated as a public airport, as a part of the City's Airport System (as hereinafter defined), and City has the power and authority to lease premises and facilities thereon and to grant rights and privileges with respect thereto, including those set forth herein; and

     WHEREAS, Lessee is engaged in the business of commercial air transportation as a scheduled air carrier and is certificated or otherwise authorized by the United States Government and the hereinafter described Use and Lease Agreement to engage in such business at the Airport (hereinafter referred to as "authorized business"); and

     WHEREAS, City and Lessee have heretofore entered into the Term Sheet (as hereinafter defined) pursuant to which the City has agreed to lease to Lessee certain space and facilities in Terminals B and C at the Airport and to issue certain special facilities revenue bonds to finance certain special facilities projects, which bonds are to be secured by the pledge of certain net rentals of the special facilities projects payable by the Lessee; and

     WHEREAS, Lessee has heretofore requested the City to undertake the financing of the Project (as hereinafter defined); and

     WHEREAS, the City has found and determined that it is in the public interest and a public purpose for the City to finance the costs of the Project through the issuance of certain special facilities revenue bonds payable from certain net rentals of the Project; and

     WHEREAS, all ordinances heretofore adopted by the City authorizing the issuance of its Airport System Revenue Bonds payable from any or all gross revenues, tolls, rents, lease moneys, returns, and charges derived by the City from the operation of its Airport System, which includes the Airport, provide for the exclusion from the pledge of such revenues "any rentals (except ground rentals) from net rent leases which may be executed in the future wherein the lease consideration is pledged or otherwise utilized to finance the construction of buildings or facilities for lessee-tenants of the City, but only for such time and to such extent in each case as the rentals reserved in the lease or any extension or renewal thereof (other than ground rent) are required to be deposited in a separate interest and redemption fund in order to meet the City's obligation for interest payments and principal repayment on the bonds or other instruments of indebtedness issued or sold to finance the improvement which is the subject matter of the lease"; and

     WHEREAS, the City and Lessee desire to enter into this Agreement (i) to constitute a "net rent lease", to provide for the construction and acquisition of certain Special Facilities initially consisting of the Project, to provide for the issuance of revenue bonds to finance certain costs of such Special Facilities, and to provide for the payment by Lessee of certain Net Rent at times and in amounts sufficient to meet the City's obligation for interest payments and principal repayment on all revenue bonds sold to finance the costs of such Special Facilities and (ii) to set forth certain other agreements of the parties with respect to the Special Facilities and Ground Lease Properties; and

     WHEREAS, the City has heretofore determined that the Project is essential to the development and operation of the Airport and, but for the timing requirements stipulated by Lessee, would have been financed, constructed and operated by the City for the benefit of the same members of the traveling public who are intended to be served by the APM (as hereinafter defined);

     NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants and agreements herein contained and in consideration of the rentals and other amounts to be paid as herein provided, the City and Lessee do hereby covenant and agree as follows:

                            ARTICLE I

                 DEFINITIONS AND INTERPRETATIONS

     Section 1.01: Definitions. In this Agreement, the following terms shall have the following meanings, respectively, unless the context clearly indicates otherwise:

     "Additional Bonds" shall mean all additional bonds which may be issued by the City payable from the same source as the Series 1997A Bonds (including Net Rent payable under this Agreement) for the purposes and in the general manner specified in Section 4.02 hereof.

     "Airport" shall mean Houston Intercontinental Airport,
Houston, Texas, as it now exists or may be modified or expanded from time to time in the future.

     "Airport System" shall mean all airport, heliport and aviation facilities, or any interest therein, now or from time to time hereafter owned, operated or controlled in whole or in part by the City, together with all properties, facilities and services thereof, and all additions, extensions, replacements and improvements thereto, and all services provided or to be provided by the City in connection therewith, but expressly excluding Special Facilities. The Airport System currently includes the present airports of the City, known as "Houston Intercontinental Airport," "William P. Hobby Airport" and "Ellington Field" and the "CBD Heliport."

     "Airport System Senior and Subordinate Lien Revenue Bonds" shall mean any or all of the City's outstanding bonds and notes of such designation secured by and payable from senior or subordinate liens on Airport System net revenues, including any bonds and notes hereafter issued on a parity therewith.

     "APM" or "Automated People Mover" shall mean the automated people mover system to run between Terminals B and C at the Airport as more fully described in Exhibit "A" attached to this Agreement.

     "APM Easement" shall mean the Easement(s) so designated in Exhibit "B" attached to this Agreement, for the purpose of the APM, including APM stations.

     "Available Moneys" shall mean (i) moneys received by the Trustee and held in the Interest and Redemption Fund for a period of at least 124 days (or, if any such moneys are paid to or for the benefit of any person who is an "insider" within the meaning of the United States Bankruptcy Code with respect to the City or the Lessee or is paid by any such person who is an "insider," 367 days) and not commingled with any moneys so held for less than said period and during and prior to which period no petition in bankruptcy was filed by or against the City or the Lessee under the United States Bankruptcy Code, (ii) moneys with respect to which the Trustee shall have received an opinion of counsel experienced in matters pertaining to the United States Bankruptcy Code that the contemplated use of such moneys would not constitute a transfer of property voidable under Sections 544 or 547 of the United States Bankruptcy Code should the City or the Lessee become a debtor under such Code, or (iii) investment income derived from the investment of moneys described in clauses (i) or (ii).

     "Bond Insurer", with respect to the Series 1997A Bonds, shall mean Financial Security Assurance Inc., a New York stock insurance company, or any successor thereto.

     "Bonds" shall mean collectively the Series 1997A Bonds and any Additional Bonds and Refunding Bonds from time to time hereafter issued.

     "Business Day" shall mean any day other than a Saturday, Sunday, or legal holiday or the equivalent (other than a moratorium) on which banking institutions generally in Houston, Texas or New York, New York are authorized or required by law or executive order to close.

     "City" shall mean the City of Houston, Texas, or such other agency, board, authority, or private entity which may succeed to the jurisdiction of the City over the Airport.

     "Costs of the Project" or "Costs of the Special Facilities" shall mean all costs of financing the construction and acquisition of the Project or Special Facilities, as the case may be, and the issuance of Bonds for such purpose, including without limitation the following:

     (i) all amounts paid by the Lessee, or authorized by the Lessee and paid by or on behalf of Lessee, to design, construct, acquire, fabricate, equip and install the Project or Special Facilities, including without limitation, all costs of utility extensions and connections and all amounts paid under all contracts for goods, services and facilities related thereto;

     (ii) all amounts necessary to provide for work performed, material purchased or expenditures incurred, pertaining to or in connection with the Project or any other Special Facilities approved by City and Lessee including, without limitation, the charges of any architects or engineers for plans, specifications, drawings, supervision and inspection for the Project or Special Facilities;

     (iii) all expenses incurred by the Lessee and the City for the review of plans, specifications and contracts for the Project or the Special Facilities and for the inspection in connection with the construction and acquisition thereof;

     (iv) the cost of any and all permits, licenses, fees, performance and payment bonds, appraisals and insurance policies procured in connection with the acquisition and construction of the Project or Special Facilities;

     (v) legal, accounting and bond advisory, underwriting and consultant fees and expenses, including any fees and expenses of any bond insurer and the provider of any reserve fund surety, and all costs and expenses incident to the authorization, issuance, delivery and sale of the Bonds, including without limitation the preparation, execution, delivery and recording of this Agreement, the Trust Indenture, any preliminary and the final offering documents pertaining to the Bonds, and any printing fees for such documents, any purchase agreements pursuant to which the Bonds will be sold, all credit agreements and other documents providing security for the Bonds or the Lessee's obligations and all other agreements and documents involved and contemplated hereby, the costs and fees, including legal fees, incident to the qualification of the Bonds for offer and sale under securities laws and the preparation of any memorandum as to the eligibility of the Bonds for offer and sale and for investment under state laws if required or if applicable;

     (vi) interest accruing on the Bonds during the period of construction of the Project or Special Facilities financed with the proceeds thereof, the term of which period shall be determined in the Trust Indenture; and

     (vii) such other and additional fees, costs, expenses and expenditures of whatever nature incidental or pertaining to the design, acquisition, construction, fabrication, equipping and installation of the Project or the Special Facilities, including funding of the Reserve Account, and all other costs and expenses that may properly be capitalized as costs of the Project or the Special Facilities.

     "Director" shall mean the Director of the Department of Aviation of the City or his designee.

     "Easements" shall mean all of the easement or easements described in Exhibit "B" attached hereto, including without limitation the APM Easement.

     "Event of Default" shall mean those events so defined in
Section 10.01 hereof.

     "Ground Lease" shall mean (i) the lease of the Ground Lease
Properties by the City to Lessee pursuant to Section 3.03(b) hereof and (ii) with respect to those Ground Lease Properties located within Terminal B, the Use and Lease Agreement.

     "Ground Lease Properties" shall mean the properties described in Exhibit "C" attached hereto.

     "Ground Rentals" shall mean the rentals to be paid by Lessee directly to the City pursuant to Section 6.05 as consideration for the lease of those Ground Lease Properties described in Exhibit "C."

     "Guaranty" shall mean the guaranty agreement dated as of March 1, 1997, from the Lessee to the Trustee with respect to the Series 1997A Bonds.

     "Interest and Redemption Fund" shall mean the fund so defined in the Trust Indenture for the collection of Net Rent and payment of the Bonds.

     "Leased Premises under the Use and Lease Agreement" shall mean that certain space and improvements in and around at the Airport which were leased by the City to Lessee pursuant to the Use and Lease Agreement.

     "Leasehold Mortgage" shall mean any deed of trust or mortgage of Lessee's leasehold estate created hereunder which is authorized to be granted pursuant to Section 11.03 of this Agreement.

     "Leasehold Mortgagee" shall mean the beneficiary or mortgagee under a Leasehold Mortgage.

     "Lessee" shall mean Continental Airlines, Inc., a Delaware corporation, and its successors and assigns as lessee hereunder.

     "Net Rent" shall mean the net rentals payable by Lessee to the Trustee on behalf of the City pursuant to Section 6.01(a)(i) and
(ii) hereof for the purpose of being applied to the payment of the Bonds and making required deposits to the Interest and Redemption Fund and payment of all other amounts due the Bond Insurer under the Trust Indenture.

     "Outstanding" shall have the meaning assigned in the Trust
Indenture.

     "Project" shall mean the APM, together with all replacements thereof and substitutes therefor as required to be made herein, together with any modifications or additions thereto approved by the Director and Lessee. The Project shall constitute the initial Special Facilities.

     "Refunding Bonds" shall mean all refunding bonds which may be issued by the City for the purposes set forth in Sections 4.04 hereof, and which shall be payable from the same sources as the Series 1997A Bonds (including Net Rent payable under this
Agreement).

     "Reserve Account" shall mean the account to be created within the Interest and Redemption Fund so defined in the Trust Indenture for the purpose of constituting a reserve for the payment of Bonds.

     "Series 1997A Bonds" shall mean the first series of Bonds to be issued pursuant to this Agreement, which shall be entitled the "City of Houston, Texas, Airport System Special Facilities Revenue Bonds (Automated People Mover Project), Series 1997A."

     "Special Facilities" shall mean the Project, all extensions, additions, modifications and improvements thereto and all other improvements, fixtures, equipment and facilities that, pursuant to this Agreement or any supplement hereto or amendment hereof, are financed with any proceeds of the Series 1997A Bonds or any Additional Bonds.

     "Term Sheet" shall mean that certain Term Sheet entitled
"Continental Expansion at Houston Intercontinental Airport" entered into between the City and Continental on July 5, 1996.

     "Trust Indenture" shall mean the Trust Indenture, dated as of March 1, 1997, together with all supplements and amendments thereto, entered into by and between the City and the Trustee to provide for the issuance of and security for the Series 1997A Bonds.

     "Trustee" shall mean the bank designated as Trustee under the Trust Indenture, or any successor trustee thereunder.

     "Use and Lease Agreement" shall mean that certain use and lease agreement or agreements with respect to Terminals B and C at Houston Intercontinental Airport to be entered into between the City and Lessee as provided in the Term Sheet and, pending the execution thereof, the Term Sheet and the City's and Lessee's existing use and lease agreement for Terminal C at the Airport and Lessee's rights under any existing use and lease agreement for Terminal B at the Airport, and, in the event a definitive use and lease agreement is not entered into on or prior to the expiration of existing use and lease agreement(s) (scheduled to be December 31, 1997), any ordinance or ordinances of the City establishing rates and charges and the terms of occupancy for Terminals B and C (consistent with the Term Sheet) or other mutually agreed upon interim agreement with respect thereto between the City and Lessee.

     Section 1.02: Interpretations. All terms defined herein and all pronouns used in this Agreement shall be deemed to apply equally to singular and plural and to all genders. The table of contents, titles and headings of the articles and sections of this Agreement have been inserted for convenience of reference only and are not to be considered a part hereof and shall not in any way modify or restrict any of the terms or provisions hereof. This Agreement and all the terms and provisions hereof shall be liberally construed to effectuate the purposes set forth herein and, to provide for the full and timely payment of all Bonds from time to time hereafter issued by the City, which Bonds shall be secured by a pledge of the Net Rent payable under this Agreement. In the event of any ambiguity contained herein, it shall not be construed for or against any party hereto on the basis that such party did or did not author same.

                           ARTICLE II

                         REPRESENTATIONS

     Section 2.01: Representations by the City. The City makes the following representations as the basis for its undertakings in this Agreement:

     (a) The City, as the owner of the Airport, is authorized to enter into this Agreement;

     (b) The City has the power and authority to grant the Easements and the Ground Leases to the Lessee for the purposes of constructing, installing, equipping, maintaining and operating the Project;

     (c) The City has the power and authority to acquire the Project constructed, installed and equipped by Lessee on the Ground Lease Properties and the Easements, to acquire the other Special Facilities, and to lease same to Lessee pursuant to the terms and conditions contained herein;

     (d) The City has the power and authority to issue the Bonds for the purpose of paying the Costs of the Special Facilities and to pledge to the payment of the Bonds the Net Rent payable under this Agreement and by proper municipal action it has been authorized to execute and deliver this Agreement; and

     (e) All representations relating to the City contained in the recitals to this Agreement are true and correct in all material respects.

     Section 2.02: Representations by Lessee. The Lessee makes the following representations as the basis for its undertakings in this Agreement:

     (a) Lessee is a corporation validly existing under the laws of the State of Delaware; it is in good standing under its certificate of incorporation and the laws of the State of Delaware; it is duly authorized to do business in the State of Texas; it has the power to enter into this Agreement without violating the terms of any other agreement to which it is a party; and by proper cor-porate action it has been duly authorized to execute and deliver this Agreement;

     (b) Lessee will occupy and possess the Easements and Ground Lease Properties for the purposes and upon the terms and conditions set forth herein; it will, subject to the City's issuance and sale of the Series 1997A Bonds, construct, install and equip the Project substantially in the manner herein provided; it will convey the Project to, or cause title to the Project to vest in, the City in the manner herein provided; and it will occupy, possess, operate and maintain the Project and any other Special Facilities for the purposes and in the manner provided herein, all subject to the terms and conditions of this Agreement; and

     (c) All representations relating to Lessee contained in the recitals to this Agreement are true and correct in all material respects.

                           ARTICLE III

      LEASE AND TERM; GRANT OF EASEMENTS AND GROUND LEASES

     Section 3.01: Lease of Special Facilities. Subject to the terms and conditions of this Agreement, the City hereby leases, lets and demises unto Lessee, and Lessee hereby leases and rents from the City, the Special Facilities, which shall consist initially of the Project.

     Section 3.02: Term of Lease of Special Facilities. The term of this Agreement and the leasehold estate hereby created in the Special Facilities shall commence on April 17, 1997, being the date of delivery hereof by both the City and Lessee and shall continue, unless sooner terminated in accordance with this Agreement, until the 31st day of December, 2017.

     Section 3.03: Easements and Ground Leases. (a) Subject to the terms and conditions of this Agreement, the City hereby grants and conveys to Lessee the Easements for a term corresponding to the term of Lessee's leasehold estate in the Special Facilities including any extensions or renewals thereof. The Easements shall be used solely for the purpose of constructing, equipping, acquiring, operating and maintaining the APM.

     (b) Subject to the terms and conditions of this Agreement, the City hereby leases and demises to Lessee the Ground Lease Properties described in Exhibit "C," for a term corresponding to the term of Lessee's leasehold estate in the Special Facilities, including any extensions or renewals thereof. Except as may otherwise be expressly provided herein or in the Use and Lease Agreement, the Ground Lease Properties shall be used solely for the purpose of constructing, equipping, acquiring, operating and maintaining the APM.

     (c) Subject to the terms hereof, Lessee shall have the right of reasonable ingress to and egress from the Special Facilities over the portions of the Airport necessary for the construction, operation and maintenance of the Special Facilities in accordance with the terms hereof but subject to reasonable regulations promulgated by the Director.

     (d) In the event the City and Lessee determine it is necessary or desirable to amend, correct, further define or delineate, delete from or add to any descriptions of the Easements or the Ground Lease Properties, they may do so by a supplement or addendum hereto duly executed by the respective parties and consented to by the Bond Insurer.

     Section 3.04: Condition of Special Facilities. The Lessee has full and exclusive responsibility for ascertaining the suitability of the Special Facilities, Easements and Ground Lease Properties for their intended use. The City makes no representations or warranties, either express or implied, as to the condition of the Special Facilities, Easements and Ground Lease Properties for the use intended by the Lessee. The Lessee takes the Special Facilities, Easements and Ground Lease Properties in their "as-is" condition. The City acknowledges that Lessee does not assume any responsibility for any Hazardous Materials (as defined in Section 8.05C below) that existed on the Easements or the Ground Lease Properties as of the date hereof.

     Section 3.05: City Right of Entry The City may enter upon the Easements, Ground Lease Properties and Special Facilities
(i) at any reasonable time for any purpose necessary, incidental to or connected with the performance of Lessee's obligations hereunder, or in the exercise of the City's governmental functions, and (ii) upon the termination or cancellation of this Agreement in accordance with the provisions of Article X hereof, and such entry or reentry shall not constitute a trespass nor give Lessee a cause of action for damages against the City; provided, however, the City shall use all reasonable efforts to minimize any interference or interruption with Lessee's business operations.

                           ARTICLE IV

       ISSUANCE OF BONDS; PAYMENT OF COSTS OF THE PROJECT

     Section 4.01: Issuance of Series 1997A Bonds. Subject to the terms and conditions of this Agreement, the City shall diligently use its best efforts to issue, sell and deliver the Series 1997A Bonds in an amount sufficient to pay the Costs of the Project, which amount shall be established in the Trust Indenture. The City shall have no obligations to issue, sell, or deliver the Series 1997A Bonds if (i) there exists an Event of Default under this Agreement by Lessee, or (ii) Lessee has not given written approval of the Trust Indenture. The City shall not authorize the sale of the Series 1997A Bonds or enter into the Trust Indenture until the terms of such Bonds and the form of such Trust Indenture have been approved in writing by Lessee in the manner provided in
Section 12.04 hereof, which written approval shall be conclusively binding upon Lessee.

     Section 4.02: Issuance of Additional Bonds. The City, at the direction of Lessee with the prior written approval of the Bond Insurer, may issue Additional Bonds in amounts sufficient to pay
(i) any part of the Costs of the Project not fully funded or provided for out of the proceeds of the Series 1997A Bonds, or (ii) the Costs of the Special Facilities for any additional Special Facilities approved pursuant to Section 5.05 hereof. The City agrees to use its best efforts to issue any Additional Bonds required under Clause (i) above, and the Director shall cooperate in a reasonable manner with Lessee to request the City to issue Additional Bonds under Clause (ii) above; however, no representation is made or assurance given or implied by the City that it will be able to issue, sell and deliver Additional Bonds on terms and conditions satisfactory to Lessee or the Bond Insurer or that it will agree to issue Additional Bonds for any other purpose than as set forth above. Moreover, the issuance of Additional Bonds is made subject to the same conditions enumerated in
Section 4.01 and the additional condition that there shall have been executed a supplement to this Agreement to provide for the manner of construction, acquisition and payment for any additional Special Facilities to be financed with such Additional Bonds and to provide for any other matters reasonably deemed necessary by the City in connection with such financing. All Additional Bonds shall be secured and payable as provided in the Trust Indenture. Upon the issuance of any Additional Bonds, the Net Rent and other amounts payable hereunder shall automatically be increased in the amounts required to provide for the full and timely payment of all principal, interest, redemption premiums, Trustee charges, fees or charges to or of credit enhancers and other related costs and expenses in respect of all Bonds then outstanding, including the Additional Bonds to be issued and amounts due as provided in clause
(y) of Section 6.01 hereof. However, the City shall not authorize the issuance of Additional Bonds until the terms thereof and of the supplement to the Trust Indenture relating thereto have been approved in writing by Lessee, which written approval shall be conclusively binding upon Lessee.

     Section 4.03: Application of Proceeds; Insufficiencies. (a) Subject to the other terms and provisions hereof, the City hereby agrees to apply the proceeds of the Series 1997A Bonds (by depositing the proceeds into the "Acquisition Fund" and other Funds as established, defined and provided in the Trust Indenture) and any Additional Bonds to pay (but only to the extent of such proceeds) the Costs of the Special Facilities financed therewith. In the event that the proceeds of the Series 1997A Bonds or any Additional Bonds shall be insufficient to pay all Costs of the Special Facilities for which such Bonds were issued, then Lessee shall deposit into the Acquisition Fund amounts which, together with other amounts therein, shall be sufficient to pay all Costs of the Project or Special Facilities as the case may be. Proceeds of such Bonds and deposits, if any, shall be applied first to make any deposits required by the Trust Indenture authorizing the issuance of such Bonds, second to pay all Costs of the Special Facilities incurred on behalf of the City by the Lessee (and which are reasonably approved by Lessee), including the cost of issuance of such Bonds, and last to pay any Costs of the Special Facilities incurred by or on behalf of Lessee. Any proceeds of the Bonds remaining after paying all Costs of the Special Facilities shall be deposited into the Interest and Redemption Fund as provided under the Trust Indenture.

     (b) Although the Trust Indenture provides that a reserve fund surety policy may be substituted for funds initially credited to the Reserve Account, Lessee shall not cause such a reserve fund surety policy to be delivered nor shall Lessee request the withdrawal or application of amounts in the Reserve Account for any purpose other than as a reserve for the payment of debt service on the Bonds as provided in the Trust Indenture (or for redeeming Bonds or purchasing Bonds in the open market for cancellation as may be permitted by the Trust Indenture) without the prior written consent of the Director.

     Section 4.04: Refunding Bonds. Lessee reserves the right to request the City from time to time to issue Refunding Bonds in any manner permitted by law for the purpose of refunding any of the Bonds from time to time outstanding. Although, no representation is made or assurance given or implied by the City that it will be able to issue, sell and deliver such Refunding Bonds on terms and conditions satisfactory to the Lessee, the City agrees to use its best efforts to issue Refunding Bonds at Lessee's request provided they have a similar maturity pattern, similar redemption features and similar security. All Refunding Bonds, if any, shall be secured and payable as provided in the Trust Indenture, and the Net Rent and other amounts payable hereunder shall automatically be adjusted to provide for the full and timely payment of all principal, interest, redemption premiums, Trustee charges, fees or charges to or of credit enhancers and other related costs and expenses in respect of all Bonds to be outstanding following the issuance of the Refunding Bonds and amounts due as provided in clause (y) of Section 6.01 hereof. Notwithstanding the foregoing, the City shall not authorize the sale of any Refunding Bonds or authorize any supplement to the Trust Indenture for such purpose until the terms of such Refunding Bonds and the supplement to the Trust Indenture are approved in writing by Lessee in the manner provided in Section 12.04 hereof, and it is provided further that the City's receipt of such approval shall be conclusively binding upon Lessee.

     Section 4.05: Optional Redemption of Bonds. The City agrees that at the written request of Lessee, the City will exercise any reserved right of optional redemption for any of the Bonds, provided that Lessee makes such request in sufficient time as specifically set forth in the Trust Indenture to permit the City to give any notice required by the Trust Indenture and provided further that Lessee gives the City adequate assurances that it will pay all additional Net Rent required to provide for the payment of the applicable redemption price for such Bonds, together with any related costs and expenses in connection with such redemption. No such Lessee request or approval is required for the City to exercise rights of optional redemption of the Bonds as provided in
Section 7.03(d) hereof.

                            ARTICLE V

 DESIGN, CONSTRUCTION AND ACQUISITION OF THE SPECIAL FACILITIES

     Section 5.01:  General.  Lessee shall cause the Special
Facilities to be designed, procured, constructed, installed and completed in accordance with the following provisions.

     (a) All plans and specifications for the design, procurement, construction and installation of any discrete element of the Special Facilities, including any alteration or addition thereto, shall be submitted to and receive the written approval of the Director prior to the commencement of any such discrete element of procurement, construction, alteration or installation. The City acknowledges that time is of the essence in reviewing such plans and specifications and shall use diligence to review and respond to all submissions of plans and specifications in a prompt and timely manner; provided that the City will continue its review to the extent practical, as determined by the City, while awaiting additional information from the Lessee. The City's review and response shall be conducted to avoid material, adverse impacts to the most recently published construction schedule approved by the City and the Lessee. The Lessee acknowledges that the City cannot review and respond in such a timely manner unless the Lessee assures that complete and thorough submissions are made to the City for review. Further, the Lessee acknowledges timely review and response by the City requires reasonable response by the Lessee to requests of the City for additional information necessary to complete the City's review.

     (b) All such procurement, construction, alteration or installation may be made only after obtaining any required building or construction licenses and permits, which the City agrees to use reasonable efforts to expedite or to assist in obtaining, and, in addition to usual City inspection, shall be subject to inspection by the Director to see that the approved plans and specifications are being followed; provided, however, that the City shall use reasonable efforts to eliminate or avoid any interference or interruption with the construction of the Project.

     (c) All such procurement, construction, alteration and installation shall be designed and carried out in accordance with the Department of Aviation's Tenant Improvement Manual, except to the extent inconsistent herewith, which is incorporated herein by reference and a copy of which has been provided to Lessee or as otherwise agreed by the City and Lessee. All such procurement, construction, alteration or installation shall be carried out and completed substantially in accordance with the most recently published construction schedule approved by Director and Lessee. Upon completion of construction, Lessee shall provide the Director with as-built drawings of improvements all on CADD diskette.

     (d) Lessee shall make good faith efforts to ensure that its Special Facilities contractors meet the City's overall MWBE participation goals of 24% for design, 17% for construction and 11% for procurement. Lessee shall provide periodic reports as may be reasonably required by the Director or the City's Director of Affirmative Action. The City shall have the right to audit Lessee's efforts under this subsection throughout the term of this Agreement in the same manner as it audits other City contractors.

     (e) Lessee shall make good faith efforts to ensure that its Special Facilities contractors that supply services and/or labor comply with the City's drug free work place policy as set forth in City of Houston Executive Order 1-31, as amended.

     (f)     Upon completion of the Project, Lessee shall
(i) submit to the City an affidavit executed by any officer authorized to bind Lessee of Lessee certifying that the Project has been constructed in substantial accordance with the plans and specifications approved by the Director as provided in Section 5.01; all contractors, subcontractors, laborers, materialmen, architects, engineers, and all other parties who have performed work on or furnished materials for the construction, landscaping, fixturing and equipping the Project have been paid in full together with, when appropriate, executed and delivered releases of lien; the Project is fully equipped, furnished, and supplied and is ready for operation; and Lessee has obtained all necessary licenses, permits, and other authorization required as of such date from all governmental authorities having jurisdiction, and (ii) cause the architect of the Project to execute and deliver to the City an affidavit stating that the Project has been constructed and equipped substantially in accordance with the plans and specifications referred to in Section 5.01.

     (g) In the event of default of any contractor or subcontractor under any contract made by it in connection with the Project or in the event of breach of warranty with respect to any materials, workmanship, or performance guarantee, the Lessee will promptly proceed, either separately or in conjunction with the City, to exhaust the remedies of the Lessee against the contractor, subcontractor or supplier so in default and against the surety for the performance of such contract. The Lessee agrees to advise the City of the steps it intends to take in connection with any such default.

     Section 5.02: Special Provisions for Project. The following special conditions relate to the design and construction of the
Project:

     (a) The Project shall be designed as the first phase of an Airport-wide automated people mover system that may eventually be expanded to connect with the International Airlines Building and Terminal A.

     (b) Lessee shall make available to the City's construction manager, on a timely basis, copies of all final contract documents and reports regarding progress payments and budget status for the Project.

     (c) The City shall designate a construction manager to work diligently in a cooperative manner with Lessee in monitoring the design, construction, installation and testing of the Project, and Lessee shall give due consideration to the input and reasonable requests of the City's construction manager in matters affecting the design, construction, installation and testing of the Project.

     (d) The sizing of the Project vehicles shall be made by Lessee in consultation with the City, taking into consideration the anticipated peak demands of an integrated Airport-wide automated people mover system to be developed over the long term.

     (e) Lessee's bid documents for the Project shall provide for payment and performance bonds for the construction of the guideway and acquisition and installation of the Project systems and vehicles, which shall name the City as a dual obligee and shall be subject to the timely review and approval of the City's Legal Department.

     (f) In connection with the design, construction, procurement and installation of the Project and, for so long as Lessee does not elect to contract with the City for its operation, then:

             (i) Lessee will obtain or cause to be obtained insurance policies in conformity with Sections 9.02-9.04 hereof;

             (ii)  Lessee will cause the City and the
     Leasehold Mortgagee to be named as an additional insured under such policies of insurance and will use its best efforts to cause all contractor warranties and guarantees to inure to the benefit of the City as well as to Lessee; and

             (iii) Lessee will use its best efforts to provide indemnities from its contractors to the City to the same extent as Lessee obtains indemnities from such contractors.

     (g) The bid documents issued by Lessee for the Project will provide that the contractors/ suppliers contractually commit to providing unit prices (subject to consumer price index or some other reasonably determined escalation) for acquisition of the systems and vehicles required for future expansions to the Project by the City and that such unit prices remain in effect and available to the City for up to 24 months from the date Lessee and its primary construction contractor enter into a contract for the construction of the technology phase of the Project.

     (h) The Project shall also be designed and used to support a baggage transfer facility for the sole use of Lessee; provided, however, that:

             (i) such baggage transfer facility shall not constitute a part of the Project and the Project shall not include the baggage transfer facility but the baggage transfer facility, if constructed, shall be entitled to rights of support by or suspension from the Project structure;

             (ii) such baggage transfer facility shall be designed to be compatible with the Project and shall be operated and maintained at all times so as not to interfere in any material way with the operation, maintenance, security or use of the Project;

             (iii) the City may inspect such baggage transfer facility at any time on reasonable notice; provided that the City shall use all reasonable efforts to minimize any interference or interruption with Lessee's business operations.

     (i) Lessee shall contractually provide that all parties contracting directly with Lessee for the preparation of Project Plans and Contracts (as defined in Section 5.04(b) below) to expressly recognize the City's and the Leasehold Mortgagee's rights to use, enjoy and exercise all rights as owner of the Project, subject to the limitations contained in Section 5.04(b).

     Section 5:03: Inventory of Special Facilities; Replacements. Upon completion of the Project, and upon the construction and acquisition of any additional Special Facilities, Lessee shall provide the Director with a detailed written inventory of all furnishings, fixtures and equipment constituting a material part of such Special Facilities, certified by any officer authorized to bind Lessee, which inventory shall include a complete description of each such item or class of items of such furnishings, fixtures and equipment including make, model and serial numbers, if any. Lessee shall from time to time, upon the reasonable request by Director, amend and revise such inventory to reflect all replacements and substitutes of any such items; provided, however, that Lessee may substitute for or replace commercially fungible items in such inventory with substantially comparable items and take the other actions permitted in Sections 8.01 and 8.04 hereof without notice. All such Special Facilities, and all replacements and substitutions therefor, shall be the absolute property of the City and shall not be disposed of by Lessee except as permitted herein.

     Section 5.04: Title to Project, Plans and Contracts. (a) In consideration for the City's issuance of Bonds to finance the Costs of the Project as provided herein, the City shall acquire title to the Project at the time of construction, acquisition or installation and from time to time during construction, subject to the terms and provisions of this Agreement, the leasehold estate of Lessee herein created and the rights of the Leasehold Mortgagee, and such title shall automatically vest in the City immediately upon such construction, acquisition or installation without further notice or action. In this regard, Lessee hereby agrees to execute and deliver to the City the Deed and Bill of Sale for Project, after completion thereof, as set forth in Exhibit "D" and such further documentation as shall be reasonably requested by the City to evidence the City's acquisition of title to the Project in accordance with the terms of this Agreement.

     (b) As further consideration for the City's issuance of Bonds to finance the Costs of the Project, the City shall acquire an interest (on a par with Lessee's interest therein and the rights of the Trustee and the Bond Insurer under the Leasehold Mortgage) in all plans, specifications, drawings, contracts, warranties, bonds and other documents and contractual rights relating to the Special Facilities, the cost of which constitutes a Cost of the Project (collectively, the "Project Plans and Contracts"). Moreover, Lessee shall cause the City to be authorized, as owner of an interest in the Project Plans and Contracts, to have the authority, right and power to use, enjoy and exercise all rights under the Project Plans and Contracts available to Lessee in order to be able to cause the design, construction, acquisition, completion and operation of the Project. The City agrees that it will not exercise any such authority, rights or powers under this subsection so long as it has not acquired or assumed Lessee's leasehold in the Project as contemplated in Section 7.03 hereof or no Event of Default by Lessee has occurred and is continuing hereunder.

     Section 5.05:  Design, Construction and Acquisition of
Additional Special Facilities.

     (a) From time to time hereafter, Lessee may request the City to undertake to issue Additional Bonds to finance additional Special Facilities. The Director shall cooperate in a reasonable manner with Lessee to request the City to provide such financing, and if consummated, then this Agreement shall be supplemented to provide for the design, construction and acquisition of such Special Facilities, for payment of the Costs of the Special Facilities and any other matters deemed appropriate by the City and Lessee. The Net Rent and other amounts payable hereunder shall automatically be increased to provide for the payment of the Additional Bonds, in the amount and manner set forth in
Section 4.02 hereof.

     (b) It is expressly acknowledged and understood by Lessee that this Agreement shall impose no obligation of any kind upon the City to issue or undertake to issue any Additional Bonds to finance additional Special Facilities except for the best efforts obligations set forth in Section 4.02. If the City elects not to issue Additional Bonds for such purpose, Lessee may construct such improvements at its sole cost.

     Section 5.06: Personal Property Not Constituting Special Facilities. Lessee's equipment, trade fixtures and personal property not constituting Special Facilities (i.e. not financed with Bonds and not constituting a replacement, repair or substitution for Special Facilities) may be located on the Easements or Ground Lease Property without becoming Special Facilities and, so long as no Event of Default by Lessee has occurred and is continuing hereunder, may be removed by Lessee provided that such removal will not damage or impair the Special Facilities or that Lessee at its expense restores the Special Facilities to the same or better condition than existed prior to such removal. Any and all such equipment, trade fixtures and personal property not removed by Lessee prior to the expiration of this Agreement, or if this Agreement ends by early termination, within 60 days after receipt by Lessee of a written notice issued by the Director to remove such property, shall thereupon become a part of the land upon which it is located and title thereto shall thereupon vest in the City, and City reserves the right to remove such property not so removed by Lessee, and if such removal is accomplished within the 30 day period after the expiration of this Agreement or the 60 day period referred to above (after the early termination of the Agreement), such removal by the City shall be at Lessee's expense.

                           ARTICLE VI

                    NET RENT AND GROUND RENT

     Section 6.01: Net Rent While Bonds Outstanding. (a) Lessee shall pay to the City, by depositing directly with the Trustee for the account of the Interest and Redemption Fund, Net Rent for so long as any Bonds remain Outstanding or amounts are due and owing to the Bond Insurer under the Trust Indenture at such times and in such amounts as follows:

             (i) on or before the fourth Business Day prior to each interest and/or principal payment date on the Bonds,

                   (A)   all interest payable on all
             Bonds on such date; plus

                   (B)   all principal (if any)
             payable on all Bonds on such date,
             whether payable at maturity (whether
             scheduled or accelerated) or earlier
             redemption (regardless of whether such
             redemption is optional, extraordinary or mandatory); plus

                   (C)   all redemption premiums (if
             any) payable on all Bonds on such date.

             (ii) immediately upon receipt of written notice from the Trustee for the Bonds advising it that such amounts are due and payable:

                   (A)   all unpaid principal,
             accrued interest and redemption premiums and/or indemnifications on all Bonds which are declared due and payable under any extraordinary redemption or acceleration provision in the Trust
             Indenture; plus

                   (B)   any deficiency in the
             Reserve Account of the Interest and
             Redemption Fund resulting from any
             withdrawal from such Account required by the Trust Indenture or from a decrease in valuation of investments in such Reserve Account;

                   (C)   all fees, charges,
             reimbursements, expenses and interest
             charges due to any bond insurer or
             provider of a reserve fund surety in
             connection therewith;

     provided, however, that if the Trust Indenture allows payments of such amounts as are described in (ii) above on a later date or in installments, they shall be payable as required by the Trust Indenture without further notice by the Trustee.

In addition to the above described Net Rent, Lessee shall pay (x) directly to the Trustee, all Trustee charges and any other related costs and expenses in connection with the payment of principal, interest or redemption premiums on the Bonds in accordance with the Trust Indenture, and (y) directly to the Trustee at such times and in such amounts, together with amounts available therefor under the Trust Indenture so as to ensure compliance with the provisions of
Section 148 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder and Section 4.9 of the Trust Indenture.

     (b) So long as the Reserve Account is fully funded in the amount and manner required by the Trust Indenture, the Net Rent payable under subsection 6.01(a) of this Agreement shall be reduced by the total of any amounts then on deposit in the Interest and Redemption Fund (exclusive of the Reserve Account therein) in excess of the amount then needed for the purpose of paying, or reimbursing the Bond Insurer for the payment of, previously matured interest, principal, matured or redeemed Bonds, and redemption premiums, if any, whether such excess amounts become available by reason of (i) amounts deposited in the Interest and Redemption Fund from the proceeds of the Bonds, (ii) previous overpayments of Net Rent, (iii) surplus funds from proceeds of the Bonds deposited to the credit of such Interest and Redemption Fund at the end of the construction and acquisition of the Project, (iv) interest earnings from the investment or deposit of any amounts from time to time credited to the Interest and Redemption Fund (including interest earnings from the Reserve Account therein that are not required to be retained in the Reserve Account and are permitted to be used for such purpose by the Trust Indenture), or (v) any other circumstance which results in excess funds, other than amounts provided by the Bond Insurer, being properly deposited in the Interest and Redemption Fund that are available for such purpose. The reductions in the Net Rent payments contemplated by this subsection 6.01(b) shall be made by applying such excess amounts as a credit(s) against the next Net Rent payment(s) due after such excess amounts have actually become available in the Interest and Redemption Fund, until such excess amounts are exhausted. The City shall request the Trustee to calculate such reductions and furnish them to the Lessee in a timely manner prior to the date on which Net Rent is payable. In the event the Trustee fails to furnish Lessee with the amount of any such reduction, it shall be the Lessee's obligation to ascertain the correct amount of such reductions or pay as Net Rent the full amount provided in subsection 6.01(a) hereof. After all Net Rent has been paid and no Bonds remain Outstanding within the meaning of the Trust Indenture and no amounts remain due and owing to the Bond Insurer or otherwise under the Trust Indenture, then, any amounts remaining in the Interest and Redemption Fund or Reserve Account therein which are paid over to the City by the Trustee shall be deemed overpayments of Net Rent and paid over by the City to Lessee within 30 days of their receipt by the City.

     Section 6.02:  Obligation to Pay Net Rent Unconditional.   It
is understood and acknowledged by the Lessee that the Bonds will be insured by the Bond Insurer and sold to the purchasers thereof in reliance upon the commitment of Lessee to make the payments of Net Rent and other amounts payable pursuant to Section 6.01(a) hereunder provided in Section 6.01 above, subject only to the reductions provided in subsection (b) thereof. Accordingly, the obligations of the Lessee to make the payments of Net Rent and other amounts payable pursuant to Section 6.01(a) hereunder thus required shall be absolute and unconditional and so long as the Bonds remain outstanding within the meaning of the Trust Indenture or any amount is due and owing the Bond Insurer under the Trust Indenture, the Lessee (i) will not suspend or discontinue any payments of Net Rent and other amounts payable pursuant to Section 6.01(a) hereunder provided herein or seek any offset against its obligations to pay such amounts or recoupment of any amounts so paid, and (ii) will not terminate this Agreement or otherwise seek to avoid or to reduce the payment of Net Rent and other amounts payable pursuant to Section 6.01(a) hereunder for any reason, including without limiting the generality of the foregoing, termination of the Use and Lease Agreement, failure of the Lessee to complete the Project, failure of the City to acquire the Project, failure of the Lessee or the City to complete the construction or acquisition of any other Special Facilities, failure of the City to pay or cause to be paid any Costs of the Special Facilities (but without limiting the City's obligations under Section 4.03 hereof) or any acts or circumstances that may constitute failure of consideration, destruction or damage to or condemnation of such facilities, or frustration of purpose, any change in the tax or other laws of the United States of America or the State of Texas, or any political subdivision of either thereof or any failure of the City to perform or observe any agreement, whether expressed or implied, or any duty, liability or obligation arising out of or connected with this Agreement. It is provided, however, that nothing contained in this Section shall be construed to release the City from the performance of any of the agreements on its part herein contained, and in the event the City should fail to perform such agreement, the Lessee may, without limitation of any other rights that the Lessee may then have, institute such actions against the City as it may deem necessary to compel the performance thereon, to seek damages or other relief or to restrain or enjoin forbidden acts provided that such institution of such actions shall not result in a reduction of the payment of Net Rent or other amounts payable pursuant to Section 6.01(a) hereunder.

     Section 6.03: Pledge of Net Rent. It is expressly understood and agreed that the Net Rent and other amounts payable pursuant to
Section 6.01(a) payable hereunder shall be pledged to the payment of the Bonds and amounts due under the Trust Indenture in accordance with the Trust Indenture, and that, so long as any Bonds remain Outstanding or any amount is due and owing the Bond Insurer under the Trust Indenture, such Net Rent and other amounts payable pursuant to Section 6.01(a) shall be paid in the amounts and manner herein specified. In the Trust Indenture the City shall covenant not to permit any modification of or amendment to Section 6.01 of this Agreement or to any other provision hereof that would have the effect of reducing, altering or modifying the commitments of Lessee contained in Sections 6.01 or 6.02 hereof or would materially minimize, reduce or lessen the rights of the City after an Event of Default in the payment of Net Rent and other amounts payable pursuant to Section 6.01(a) by Lessee or would materially and adversely affect the security provided for the payment of the Bonds and other amounts due under the Indenture, and no such modification or amendment hereto shall be permitted while the Bonds remain Outstanding or any amount is due and owing the Bond Insurer under the Trust Indenture.

     Section 6.04: Operation and Maintenance Expenses; Other Costs. The Net Rent and other amounts payable pursuant to Section 6.01(a), which is to be pledged to the payment of the Bonds and amounts due under the Trust Indenture, is intended to be a net return to the City. Accordingly, in addition to the payment of all Net Rent and other amounts payable pursuant to Section 6.01(a) hereunder, the Lessee hereby agrees to pay all Ground Rentals directly to the City and to pay (or cause to be paid pursuant to the Use and Lease Agreement or other agreement with the City or others) all operation and maintenance expenses applicable to the Special Facilities, including, without limitation, utility costs, costs of vehicle, guideway and system maintenance service contracts, any insurance premiums applicable thereto, any and all ad valorem or other property taxes lawfully levied or assessed against the Special Facilities or Lessee's leasehold estate therein, any and all lawful excise and other types of taxes imposed on or in respect of such properties, the expenses of upkeep thereof of every kind and character, including the repair or ordinary restoration thereof, and every other item of expense imposed on Lessee pursuant to this Agreement and, if the Special Facilities are operated by the City, all direct and allocable indirect Airport System costs of operating and maintaining the Special Facilities in a manner consistent with other such allocations equitably applied on an Airport-wide basis.

     Section 6.05: Ground Rentals. (a) Lessee shall pay to the City, as Ground Rentals for the Ground Lease Properties described in Exhibit "C" the following: (i) For item (1) $0.22 per square foot for the footings per year beginning January 1, 1999 and escalating 15% on January 1, 2004 and 15% on each succeeding fifth year during the term of this Agreement, payable annually in advance on January 1, 1999 and each January 1 thereafter, and (ii) for item (2), an amount equal on a per square foot basis to the charge for comparable space under the Use and Lease Agreement, payable on the same basis as rates and charges under the Use and Lease Agreement.

     (b) Except as set forth in subsection (a) above, all charges for Ground Lease Properties and Easements are or will be included in rents and charges under the Use and Lease Agreement.

     (c) The Lessee's undertaking of the Project as herein provided shall constitute additional consideration to the City for the demise, as herein provided, of the Ground Lease Properties and Easements.

     (d) The City and Lessee agree that any future Use and Lease Agreement with respect to Terminal B shall, during the term of this Agreement, exclude (or be expressly subordinate to) the leasehold estate herein created in the Ground Lease Properties in Terminal B.

                           ARTICLE VII

                   USE OF SPECIAL FACILITIES;
       REPRESENTATIONS AND UNDERTAKINGS BY LESSEE AND CITY

     Section 7.01: General. Lessee shall have the rights to use and enjoy the Special Facilities, including the rights of possession and quiet enjoyment of the Special Facilities, for the purpose of (i) constructing, maintaining and operating the Project in accordance with the terms hereof and (ii) subject to the terms of the Use and Lease Agreement, conducting other authorized activities of Lessee not inconsistent with the terms hereof.

     Section 7.02: Use of Project. The Lessee hereby covenants with the City as follows:

     (a) The Project shall be used as a transportation facility, open to the public, without direct charge to the passengers using it.

     (b) While operating the Project, Lessee shall at its sole expense cause the Project to be operated in a manner consistent with the applicable sections of 14 CFR Parts 107 and 108 such that passengers using the Project will continue to be deemed to be properly screened within the meaning of such regulation, as it may be amended from time to time. If the City extends the Project, then the City shall continue to cause the Project to be operated in such manner.

     (c) Lessee understands and acknowledges that fines and/or penalties may be assessed by the Federal Aviation Administration for the Lessee's non-compliance with the provisions of 14 CFR Paragraphs 107 and 108 (1988) entitled "Airport Security." Any such fines or penalties assessed against the City because of the Lessee's non-compliance with 14 CFR Paragraphs 107 or 108, as amended from time to time, shall be promptly reimbursed to the City by the Lessee.

     Section 7.03: Representations by City with Respect to the Project. In consideration of (i) Lessee's agreement herein to lease, design, construct, acquire and operate the Project in the manner herein provided, and to pay Net Rent sufficient to repay the Bonds, and (ii) Bond Insurer's issuance of a policy of bond insurance with respect to the Series 1997A Bonds, the City represents and agrees as follows:

     (a) The City reaffirms and incorporates by reference the commitments contained in the Term Sheet in Section I(D)(10)-(12) and III(B)(5) thereof with respect to the exercise of its option to purchase Lessee's interest in the Project (and all Special Facilities, Easements and Ground Lease Properties) when the Project is extended to the International Airlines Building or Terminal A and is to be operated with the Project as a single system.

     (b) The City covenants and agrees that it will not operate any extensions of the automated people mover separately from the Project, but will take appropriate steps so that the entire Project, as extended to the International Airlines Building and/or Terminal A, is operated as a single system.

     (c) The City represents that it intends to extend the Project in the future at its expense to serve one or more additional terminals at the Airport. The Department of Aviation of the City has initiated action to amend its master plan and capital improvement plan to include an extension of the Project from Terminal C to the International Airlines Building, and the City has issued a request for qualifications to design such extension of the Project.

     (d) The City covenants that in connection with the purchase, acquisition and/or assumption of Lessee's leasehold obligations for the Project referred to in
             (a) above, it will defease or retire the Bonds at the earliest date financially beneficial to the City that such Bonds can be defeased or retired through a refinancing based on the credit of revenues of the Airport System or at such earlier date as the City determines in its sole discretion that it is financially viable to use other available funds for the retirement and/or defeasance of such Bonds (such date hereinafter referred to as the "Bond Discharge Date"); provided that without Lessee's consent the City may exercise the right of optional redemption of the Bonds on or after July 15, 2007 to accomplish such refinancing or defeasance if it certifies in writing to Lessee (i) that it has or will when needed have funds available to redeem such Bonds and (ii) that such refinancing or defeasance will not, by itself, cause an increase in the capital component of Lessee's rates and charges for the Project unless entirely offset by reductions in Lessee's other rates and charges at the Airport as a result of such refinancing or defeasance. From and after the Bond Discharge Date, all amounts deposited in or credited to all funds and accounts held under the Trust Indenture (other than the Policy Payment Account) shall become property of the City (subject to the rights of the owners of the Bonds), but must be applied to pay or reimburse the payment of debt service on the Bonds and/or pay other expenses under the Trust Indenture or, after no further amounts are due under the Trust Indenture, pay for capital expenditures for Special Facilities. Prior to the Bond Discharge Date, the City shall fulfill its commitments to acquire and/or assume Lessee's interest in the Project by entering into a sublease of the Special Facilities, Ground Lease Properties and Easements from Lessee pursuant to which the City Airport System shall become responsible for all covenants of Lessee arising hereunder after such acquisition and/or assumption, including payment of Net Rent, costs of operation, maintenance and insurance of the Project and the payment of any other rentals required hereunder and shall irrevocably and unconditionally make sublease payments equal to Lessee's Net Rent and other amounts due under Section
             6.01 of this Agreement directly to the Trustee for the Bonds, provided that no such sublease shall relieve Lessee of its obligations to pay the full amount of Net Rent and other amounts due under this Agreement. During any sublease of the Project to the City prior to the Bond Discharge Date, the City (i) shall use its best efforts to cause the Project to be operated so as to provide the same or substantially similar levels of service (based on frequency and capacity) to Terminals B and C as were provided prior to such date and (ii) shall include the costs of subleasing the Project (including all operation and maintenance expenses for which Lessee is liable hereunder) in rates and charges imposed on airlines benefitting from the availability and service of the Project to the terminals from which such airlines operate (but no failure by benefitting airlines to pay such rates and charges shall relieve the City of its obligations as set forth above).

     (e) In order to prevent the acquisition or control of the leasehold interest herein created in the Special Facilities, Easements and Ground Lease Properties by the Trustee or other third party and to assure that the Project can be utilized and operated as an integral part of the Airport to provide service to the traveling public connecting between Terminals B and C and to be available for expansion by the City as contemplated herein and in the Term Sheet, the City further agrees as follows. In the event of (i) a Lessee bankruptcy or abandonment which allows the City to exercise the option granted by Lessee in the Term Sheet and reaffirmed herein to assume both the rights and obligations of Lessee under this Agreement and the construction and supplier contracts for the Project, or (ii) a foreclosure or threatened foreclosure by the Trustee on Lessee's leasehold estate in the Project (or any of the Special Facilities, Easements or Ground Lease Properties), then, without limiting the City's obligations under Sections 10.02, 10.03 and 10.04, the Director shall in a timely manner use best efforts to take all necessary action including seeking such City Council approval as may be required either (x) to relet the Project to a lessee or sublessee approved in writing by the Bond Insurer (whose approval may not unreasonably be withheld) and exercise such other remedies as shall be available to it and shall be permitted by the Trust Indenture and shall apply proceeds from the exercise of such remedies to debt service on or redemption of the Bonds and all amounts due the Bond Insurer as provided in Section 10.02 hereof and all other amounts due under the Trust Indenture; or (y) to acquire rights to the Lessee's leasehold estate in the Project (together with its interest in all Special Facilities, Easements and Ground Lease Properties) by purchase for a purchase price equal to the cost of redeeming or defeasing all outstanding Bonds and payment of all amounts due the Bond Insurer or by unconditional and irrevocable sublease for a net rental (after payment of Project operating and maintenance expenses and Ground Rentals) equal to the scheduled, unaccelerated debt service on the Bonds and all amounts due the Bond Insurer and other amounts due under the Trust Indenture or (z) to assume the scheduled, unaccelerated obligations of Lessee hereunder, with the City's obligations under
             (y) and (z) secured by and payable from net revenues of the Airport System after payment of debt service and all debt service reserve requirements on the Airport System's Senior and Subordinate Lien Revenue Bonds only.

     (f) So long as the Bonds are Outstanding or any amounts remain due to the Bond Insurer, in order to further secure the its obligations and undertakings contained in this Section 7.03, the City hereby covenants as follows:

             (i) the City will at all times fix, charge, impose and collect rentals, rates, fees and charges for the use of the Airport System in order that revenues will be at least sufficient, after providing for the payment, funding or appropriation for all prior and senior obligations of the Airport System, to provide for the payment of all scheduled, unaccelerated obligations undertaken, assumed or otherwise incurred by the City pursuant to this Section 7.03;

             (ii)  the City will not permit the sale or
                   disposition of the Airport System or any substantial part thereof except as may be permitted in its ordinances authorizing the issuance of the City's Airport System Senior and Subordinate Lien Revenue Bonds (the "Sale or Encumbrance of Airport System Covenants"), whether or not such bonds remain outstanding; provided, however, that, notwithstanding the Sale and Encumbrance of Airport System Covenants, (i) the City will not authorize any transfer of less than all of the Airport that includes the Special Facilities or any Terminals at the Airport until the occurrence of the City's prior purchase, acquisition and/or assumption of Lessee's leasehold obligations as provided in subsection (d) above (without regard to whether the Project has been extended as contemplated in subsection (a) above), (ii) any transferee of the Airport System or any substantial part thereof that includes the City's interest in the Special Facilities shall be required to assume all obligations of the City under or pursuant to this Agreement and the Trust Indenture, and
                   (iii) any written opinion of an Airport
                   Management Consultant required by the Sale or Encumbrance of Airport System Covenants shall also conclude that the ability to meet the rate covenant and other covenants of the City in this Agreement and the Trust Indenture shall not be materially and adversely affected to the same extent as if such covenants were included in the ordinances authorizing the City's Airport System Senior and Subordinate Lien Bonds; and

             (iii) the City will not issue any bonds, notes or
                   other obligations secured on a parity with any obligations incurred by the City pursuant to clauses (y) or (z) of subsection (e) above unless, prior to the issuance of such parity obligations, the Director of Aviation certifies the availability of Net Revenues of the Airport System, after providing for all Debt Service Requirements on Airport System Senior and Subordinate Lien Revenue Bonds (as such terms are defined in the ordinances authorizing the City's Airport System Senior and Subordinate Lien Revenue Bonds) at least equal to the scheduled, unaccelerated debt service on such obligations to be issued as well as the obligations incurred by the City pursuant to such clauses (y) and (z) above.

     (g) In the event Lessee has funded any portion of the capital cost of the Project with funds not reimbursed with proceeds of Bonds and such expenditure can be documented to the reasonable satisfaction of the Director, the purchase price and rental rates for the City's acquisition or sublease of Lessee's interest in the Project pursuant to Section 7.03(d) shall be increased by an amount or amounts derived by assuming that the original principal amount of the Bonds had been increased by an amount equal to such unreimbursed capital contribution and that such assumed additional amount of Bonds amortized proportionately with the Series 1997A Bonds, and any resulting increased amounts in such purchase price or rental rate (over and above the amounts required to be paid pursuant to
             Section 7.03(d)) shall be paid directly to Lessee by the City.

     Section 7.04: Reaffirmation of Options to City with Respect to the Project. In consideration of the City's agreements herein, the Lessee hereby reaffirms its grants of options to the City (as contained in the Term Sheet) to allow the City to purchase Lessee's interest in the Project as described in Section 7.03(a) above (or at any time after the Project is operational as provided in the Term Sheet) in consideration of the City's defeasance, retirement or assumption of the obligations of Lessee with respect to the Special Facilities, Easements and Ground Lease Properties as described in Section 7.03(d) and (e) above, which options may be exercised immediately by the City at any time upon occurrence of the conditions referred to in Sections 7.03(a), (d) and (e) or after the Project is operational upon written notice to Lessee by the City, and Lessee consents to the City's payment in such events of all amounts intended for debt service on or defeasance or redemption of the Bonds directly to the Trustee.

                          ARTICLE VIII

             LESSEE'S OBLIGATIONS AND CONDITIONS TO
               LESSEE'S USE OF SPECIAL FACILITIES

     Section 8.01: Maintenance of Special Facilities at Lessee's Expense. Subject to the other terms of this Agreement, Lessee shall throughout the term of this Agreement assume the entire responsibility, cost and expense, for all repair and maintenance whatsoever of the Special Facilities, whether such repair or maintenance be ordinary or extraordinary, structural or otherwise. Additionally, without limiting the generality of the foregoing, Lessee shall:

     (a) Maintain at all times the Special Facilities in a good state of repair and preservation, excepting ordinary wear and tear and obsolescence in spite of repair.

     (b)     [omitted]

     (c) Keep at all times, in a clean and orderly condition and appearance, the Special Facilities which are open to or visible by the general public.

     Section 8.02: Taxes, Charges, Utilities, Liens. (a) Lessee shall pay all taxes that may be levied, assessed or charged upon the Special Facilities or Lessee's leasehold estate therein by the State of Texas or any of its political subdivisions or municipal corporations, and shall obtain and pay for all licenses and permits required by law. However, Lessee shall have the right to contest, in good faith, the validity or application of any such tax, license or permit and shall not be considered in default hereunder as long as such contest is in progress and diligently prosecuted. City agrees to cooperate with Lessee in all reasonable ways in connection with any such contest other than a contest of any tax, permit or license of the City.

     (b) Lessee shall pay for all water, heat, electricity, air conditioning, sewer rents and other utilities to the extent that such utilities are furnished to the Special Facilities other than pursuant to the Use and Lease Agreement.

     (c) Lessee shall neither cause or permit any laborers, mechanics, builders, carpenters, materialmen, contractors, or other liens or encumbrances (including judgment and tax liens) against the Special Facilities or any City property by virtue of the construction, repair or replacement of the Special Facilities; provided, however, that Lessee may at its own expense in good faith contest the validity of any alleged or asserted lien and may permit any contested lien to remain unsatisfied and undischarged during the period of such contest and any appeal therefrom unless by such action any part of the Special Facilities may be subject to a material risk of loss or forfeiture, in any of which events such lien shall be promptly satisfied or bonded around in accordance with Texas law.

     Section 8.03: Compliance with Airport Rules and Regulations and Law; Nondiscrimination. With respect to the Special Facilities, Lessee shall observe and obey Airport rules and regulations promulgated pursuant to the Use and Lease Agreement, shall comply with applicable law as provided in the Use and Lease Agreement, and shall not discriminate against any person or class of persons by reason of race, color, religion, sex, national origin or ancestry, age or physical or mental handicaps as provided in the Use and Lease Agreement.

     Section 8.04:  Compliance with Tax Law.  With respect to the
Special Facilities, Lessee hereby covenants and agrees as follows:

     (a) Lessee shall comply or cause to be complied with all tax covenants with respect to the Special Facilities and the Bonds contained in Section 5.4 of the Trust Indenture;

     (b) Lessee shall continuously repair, preserve, replace or substitute, as needed, all Special Facilities, at its expense, to the extent necessary to maintain and/or extend the reasonably expected economic life of the Special Facilities to satisfy the tax covenant contained in Section 5.4(c) of the Trust Indenture. All property for which replacements or substitutions are made by Lessee as provided herein shall become Lessee's property (and such replacement or substituted property shall become the City's property);

     (c) Lessee hereby elects not to claim depreciation or an investment credit for federal income tax purposes with respect to any portion of the Special Facilities; Lessee will take all actions necessary to make this election binding on all its successors in interest under this Agreement; and this election shall be irrevocable.

     Section 8.05:  Environmental Matters.

     A. Lessee shall comply with all federal, state, local statutes, ordinances, regulations, rules, policies, codes or guidelines now or hereafter in effect, as same may be amended from time to time, which govern Hazardous Materials (as hereinbelow defined) or relate to the protection of human health, safety or the environment and which are applicable to the conduct of Lessee's business operations from the Special Facilities, and shall include but not be limited to: the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; the Oil Pollution Control Act of 1990, 33 U.S.C. Section 270 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; and as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. Law No. 99-499, 100 Stat. 1613; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act as amended, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C., Section 6901 et seq.; and those substances defined as hazardous waste or as hazardous substances under the laws of Texas and/or the United States or in regulations promulgated pursuant to such laws (collectively, "Environmental Laws").

     B. Any fines or penalties that may be levied against the City by the Environmental Protection Agency or the Texas Natural Resource Conservation Commission or any other governmental agency for Lessee's failure to comply with the Environmental Laws as required by Section 8.05(A) hereof shall be reimbursed to the City by Lessee within ten (10) days of receipt of an invoice from City for such fines or penalties.

     C. Lessee shall prevent the presence, use, generation, release, omission, discharge, storage, disposal or transportation of any Hazardous Materials on, under, in, above, to or from facilities subject to this Agreement by Lessee, other than in strict compliance with all Environmental Laws. For purposes of this Section, "Hazardous Materials" shall be interpreted in the broadest sense to include any and all substances, materials, wastes, pollutants, oils, or governmental regulated substances or contaminants as defined or designated as hazardous, toxic, radioactive, dangerous, or any other similar term in or under any of the Environmental Laws, including but not limited to, asbestos and asbestos containing materials, petroleum products including crude oil or any fraction thereof, gasoline, aviation fuel, jet fuel, diesel fuel, lubricating oils and solvents, urea formaldehyde, flammable explosives, PCBs, radioactive materials or waste, or any other substance that, because of its quantity, concentration, physical, chemical, or infectious characteristics may cause or threaten a present or potential hazard to human health or the environment when improperly generated, used, stored, handled, treated, discharged, distributed, disposed or released. Hazardous Materials shall also mean any and all hazardous materials, hazardous wastes, toxic substances, or regulated substances under any Environmental Laws.

     D. Lessee acknowledges that the Airport is subject to the National Pollution Discharge Elimination System Program ("NPDES") and its regulations relating to stormwater discharges, 40 CFR Part 122, for operations that occur at the Airport. Lessee further acknowledges that it is familiar with these NPDES stormwater regulations, that it will conduct operations at the Special Facilities subject to 40 CFR Part 122 as it may be amended from time to time.

     E. City and Lessee both acknowledge that close cooperation is necessary to ensure compliance with any NPDES stormwater discharge permit, as well as to ensure safety and to minimize costs. Lessee acknowledges that it may be necessary to undertake to minimize the exposure of stormwater to significant materials generated, stored, handled or otherwise used by Lessee at the Special Facilities as defined in the federal stormwater regulations, by implementing and maintaining "Best Management Practices" as defined in 40 CFR, Part 122.2, as it may be amended from time to time.

     F. Lessee acknowledges that City's NPDES stormwater discharge permit, to the extent affecting the Special Facilities, is incorporated by reference into this Agreement and any subsequent amendments, extensions or renewals. Lessee agrees to be bound by all applicable portions of said permit. City shall promptly notify Lessee of any changes to any portions of said permit applicable to, or that affect, Lessee's operations.

     G. City shall provide Lessee with written notice of those NPDES stormwater discharge permit requirements that Lessee shall be obligated to perform from time to time at the Special Facilities, including, but not limited to: certification of non-stormwater discharges; collection of stormwater samples; preparation of stormwater pollution prevention or similar plans; implementation of "good housekeeping" measures or Best Management Practices; and maintenance of necessary records. Such written notice shall include applicable deadlines. Lessee, within 15 days of receipt of such written notice, shall notify City in writing if it disputes any of the NPDES stormwater discharge permit requirements it is being directed to undertake. If Lessee does not provide such timely notice, it is deemed to assent to undertake such requirements. If Lessee provides City with written notice, as required above, that it disputes such NPDES stormwater discharge permit requirements, City and Lessee agree to negotiate a prompt resolution of their differences. Lessee warrants that it will not object to City notices required pursuant to this paragraph unless Lessee has a good faith basis to do so.

     H. City and Lessee agree to provide each other upon request, with any non-privileged information collected and submitted to any governmental entity(ies) pursuant to applicable
NPDES stormwater regulations applicable to the Special Facilities.

     I. Lessee agrees to participate in any reasonable manner requested by the City in any City organized task force or other work group established to coordinate stormwater activities at the Airport.

     J. All such remedies of City with regard to environmental requirements as set forth herein shall be deemed cumulative in nature and shall survive termination of this Agreement.

     K. LESSEE SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS THE CITY AND ITS OFFICERS, AGENTS AND EMPLOYEES FROM AND AGAINST ANY LOSS, COST, CLAIM, DEMAND, PENALTY, FINE, SETTLEMENT, LIABILITY AND EXPENSE (INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEYS' AND CONSULTANTS' FEES, COURT COSTS AND LITIGATION EXPENSES) RELATED TO

     (1)     LESSEE'S USE OF HAZARDOUS MATERIALS OF WHATEVER KIND
OR NATURE, KNOWN OR UNKNOWN, ON THE SPECIAL FACILITIES;

     (2)     ANY ACTUAL, THREATENED OR ALLEGED CONTAMINATION BY
HAZARDOUS MATERIALS ON THE GROUND LEASE PROPERTIES, EASEMENTS OR
SPECIAL FACILITIES BY LESSEE OR ITS AGENTS;

     (3) THE DISPOSAL, RELEASE OR THREATENED RELEASE OF HAZARDOUS MATERIALS BY LESSEE OR ITS AGENTS AT THE GROUND LEASE PROPERTIES, EASEMENTS OR SPECIAL FACILITIES THAT IS ON, FROM OR AFFECTS THE SOIL, AIR, WATER, VEGETATION, BUILDINGS, PERSONAL PROPERTY, PERSONS;

     (4) ANY PERSONAL INJURY, DEATH OR PROPERTY DAMAGE (REAL OR PERSONAL) ARISING OUT OF OR RELATED TO HAZARDOUS MATERIALS USED BY LESSEE AT THE GROUND LEASE PROPERTIES, EASEMENTS OR SPECIAL
FACILITIES; OR

     (5)     ANY VIOLATION BY LESSEE OF ANY ENVIRONMENTAL LAWS AT
GROUND LEASE PROPERTIES, EASEMENTS OR THE SPECIAL FACILITIES.

     PROVIDED HOWEVER, THAT NONE OF THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO LOSSES, COSTS, EXPENSES, CLAIMS, DEMANDS, PENALTIES, FINES, SETTLEMENTS, LIABILITIES AND EXPENSES WHICH RESULT FROM CONDITIONS EXISTING AS OF THE EFFECTIVE DATE OF THIS AGREEMENT OR WHICH RESULT FROM THE ACTION OF THE CITY OR ITS AGENTS.

     Section 8.06: City's Right To Maintain or Repair Special Facilities. In the event Lessee fails (i) to commence within thirty (30) days after written notice from the Director to do any maintenance or repair work to the Special Facilities required to be done under the provisions of this Agreement, other than preventive maintenance; (ii) to commence such work within a period of ninety
(90) days if such notice specifies that the work to be accomplished by the Lessee involves preventive maintenance only; or (iii) to diligently continue to completion any such work as required under this Agreement; then, the Director or the City may, at its option, and in addition to any other remedies which may be available to it, enter the Special Facilities, without such entering causing or constituting a cancellation of this Agreement or an interference with the possession of the Special Facilities, and repair, maintain, replace, rebuild or paint all or any part of the Special Facilities and do all things reasonably necessary to accomplish the work required, and the reasonable cost and expense thereof shall be payable to the City by Lessee on written demand; provided, however, if in the reasonable opinion of the Director or the City, the Lessee's failure to perform any such repair or maintenance endangers the safety of the public, the employees or other tenants at the Airport, and the Director or the City so states same in its notice to Lessee, the Director or the City may perform such maintenance at any time after the giving of such notice, and Lessee agrees to pay to City the reasonable cost and expense of such performance on demand. In the event of the exercise by City of any repair work on the Special Facilities, City shall use all reasonable efforts to minimize any interference or interruption with Lessee's business operations.

     Section 8.07: Termination Procedures. Upon the expiration or termination of this Agreement pursuant to any terms hereof, Lessee shall surrender the Special Facilities to the City in a good state of repair and preservation, excepting ordinary wear and tear and obsolescence in spite of repair, unless otherwise permitted in
Article IX hereof.

                           ARTICLE IX

              LIABILITY, INSURANCE AND CONDEMNATION

     Section 9.01:  Release and Indemnification of City.

     A. THE LESSEE, ITS SUCCESSORS AND ASSIGNS OF THIS AGREEMENT (IN THIS SECTION, THE "AIRLINE") HEREBY RELEASE, RELINQUISH AND DISCHARGE THE CITY, ITS PREDECESSORS, SUCCESSORS, ASSIGNS, LEGAL REPRESENTATIVES AND ITS COLLECTIVE FORMER, PRESENT AND FUTURE AGENTS, EMPLOYEES AND OFFICERS (COLLECTIVELY IN THIS SECTION "CITY") FROM ANY LIABILITY OF THE CITY FOR (i) ANY DAMAGE TO PROPERTY OF AIRLINE OR (ii) FOR CONSEQUENTIAL DAMAGES SUFFERED BY AIRLINE, WHERE ANY SUCH DAMAGE IS SUSTAINED IN CONNECTION WITH OR ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT.

     B. WITH NO INTENT TO AFFECT AIRLINE'S ENVIRONMENTAL INDEMNIFICATION SET FORTH IN SECTION 8.05(L), AIRLINE, EXPRESSLY AGREES TO PROTECT, DEFEND, INDEMNIFY AND HOLD THE CITY COMPLETELY HARMLESS FROM AND AGAINST (BUT SUBJECT TO SECTIONS D, E AND F HEREOF): (I) ANY AND ALL LIABILITIES, LAWSUITS, CAUSES OF ACTION, LOSSES, CLAIMS, JUDGMENTS, DAMAGES, FINES OR DEMANDS ARISING BY REASON OF OR IN CONNECTION WITH THE ACTUAL OR ALLEGED ERRORS, OMISSIONS, OR NEGLIGENT ACTS OF AIRLINE OR OF THE CITY IN CONNECTION WITH OR ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, BODILY INJURY, ILLNESS, PHYSICAL OR MENTAL IMPAIRMENT, DEATH OF ANY PERSON, OR THE DAMAGE TO OR DESTRUCTION OF ANY REAL OR PERSONAL PROPERTY; AND (II) ALL COSTS FOR THE INVESTIGATION AND DEFENSE OF ANY AND ALL LIABILITIES, LAWSUITS, CAUSES OF ACTION, LOSSES, CLAIMS, JUDGMENTS, DAMAGES, FINES OR DEMANDS REFERRED TO IN THE PRECEDING CLAUSE (I) INCLUDING, BUT NOT LIMITED TO, REASONABLE ATTORNEY FEES, COURT COSTS, DISCOVERY COSTS, AND EXPERT FEES). SUBJECT TO SUBSECTIONS D, E AND F HEREOF, AIRLINE'S AGREEMENT TO PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS THE CITY EXPRESSLY EXTENDS TO THE ACTUAL OR ALLEGED JOINT OR CONCURRENT NEGLIGENCE OF CITY AND AIRLINE.

     C. UPON THE FILING BY ANYONE OF ANY TYPE OF CLAIM, CAUSE OF ACTION, OR LAWSUIT AGAINST THE CITY FOR ANY TYPE OF DAMAGES ARISING OUT OF INCIDENTS FOR WHICH CITY IS TO BE INDEMNIFIED BY AIRLINE PURSUANT TO THIS SECTION 9.01, THE CITY SHALL, WITHIN 45 DAYS OF CITY BECOMING AWARE THEREOF, NOTIFY AIRLINE OF SUCH CLAIM, CAUSE OF ACTION OR LAWSUIT. IN THE EVENT THAT AIRLINE DOES NOT SETTLE OR COMPROMISE SUCH CLAIM, CAUSE OF ACTION, OR LAWSUIT AT ITS OWN COST, TO THE EXTENT AIRLINE IS REQUIRED TO INDEMNIFY CITY PURSUANT TO THIS SECTION 9.01, THEN AIRLINE SHALL UNDERTAKE THE LEGAL DEFENSE OF SUCH CLAIM, CAUSE OF ACTION, OR LAWSUIT AT ITS OWN COST THROUGH COUNSEL OF RECOGNIZED CAPACITY OR OTHERWISE NOT REASONABLY DISAPPROVED BY THE CITY BOTH ON BEHALF OF ITSELF AND ON BEHALF OF CITY UNTIL FINAL DISPOSITION, INCLUDING ALL APPEALS. THE CITY MAY, AT ITS SOLE COST AND EXPENSE, PARTICIPATE IN THE LEGAL DEFENSE OF ANY SUCH CLAIM, CAUSE OF ACTION, OR LAWSUIT BY AIRLINE TO DEFEND AGAINST SUCH CLAIM, CAUSE OF ACTION OR LAWSUIT. ANY FINAL JUDGMENT RENDERED AGAINST CITY FOR ANY CAUSE FOR WHICH CITY IS TO BE INDEMNIFIED AGAINST PURSUANT TO THIS SECTION 9.01 SHALL BE CONCLUSIVE AGAINST AIRLINE AS TO LIABILITY AND AMOUNT UPON THE EXPIRATION OF THE TIME FOR ALL APPEALS.

     D. THE PROVISIONS OF SECTION 9.01B AND C HEREOF SHALL NOT APPLY TO ANY CLAIM OR DEMAND (I) ARISING AT ANY TIME WHEN THE CITY IS OPERATING THE PROJECT (OR IS RESPONSIBLE FOR THE OPERATION THEREOF PURSUANT TO ANY SUBLEASE OR OTHER AGREEMENT), (II) ARISING SOLELY FROM THE NEGLIGENCE OF THE CITY OR SOLELY FROM THE BREACH OF THE CITY'S EXPRESS OBLIGATIONS HEREUNDER, OR WHEN THE CITY IS MORE THAN 50% LIABLE OR, (III) IF SUCH CLAIM OR DEMAND RELATES TO ANY ACT OR OMISSION OCCURRING OUTSIDE THE PREMISES LEASED EXCLUSIVELY OR PREFERENTIALLY TO AIRLINE UNDER THIS AGREEMENT, UNLESS AIRLINE IS MORE LIABLE FOR (I.E., IS MORE AT FAULT FOR) SUCH CLAIM OR DEMAND THAN EACH OTHER PARTY TO SUCH CLAIM OR DEMAND, OR (IV) TO THE EXTENT THE CLAIM OR DEMAND IS COVERED UNDER THE INSURANCE CARRIED PURSUANT TO SECTIONS 9.02 AND 9.03 HEREOF; PROVIDED, THAT, IF (a) A CLAIM OR DEMAND IS MADE AGAINST AIRLINE BY A THIRD PARTY FOR WHICH AIRLINE HAS INSURANCE COVERAGE PURSUANT TO SECTIONS 9.02 AND 9.03 HEREOF, AND (b) THERE IS A DEDUCTIBLE CARRIED BY AIRLINE APPLICABLE TO SUCH CLAIM OR DEMAND (OR AIRLINE, THROUGH SELF-INSURANCE OR OTHER SELF-FUNDED INSURANCE PROGRAM, BEARS THE FINANCIAL RISK OF ANY PORTION OF SUCH CLAIM OR DEMAND AS TO THE DEDUCTIBLE ONLY), THEN THE PROVISIONS OF SECTION 9.01B AND C (AND BY REFERENCE, SUBSECTIONS D AND E HEREOF) SHALL APPLY TO SUCH PORTION OF THE CLAIM OR DEMAND THAT IS SUBJECT TO SUCH DEDUCTIBLE OR SELF-INSURANCE OF THE DEDUCTIBLE OR OTHER SELF-FUNDED INSURANCE PROGRAM AS TO THE DEDUCTIBLE (AND TO ANY OTHER PORTION OF THE CLAIM OR DEMAND AS TO THE CITY THAT IS NOT SATISFIED WITH INSURANCE PROCEEDS). FOR PURPOSES OF THIS SECTION, LESSEE STIPULATES THAT AS TO EACH CLAIM OR DEMAND THAT MAY BE SUBJECT TO THE PROVISIONS HEREOF, THE DEDUCTIBLE AMOUNT SHALL NEVER BE DEEMED TO BE GREATER THAN $1,000,000.

     E.      NOTWITHSTANDING ANYTHING IN THIS SECTION TO THE
CONTRARY, THE LIABILITY OF THE AIRLINE UNDER SECTION 9.01.B AND C
SHALL NOT EXCEED $1,000,000 PER OCCURRENCE.

     F. THE PROVISIONS OF THIS SECTION 9.01.B, C, D AND E SHALL BE INDEPENDENT OF ANY INDEMNITIES TO WHICH THE CITY MAY BE ENTITLED UNDER THE PROVISIONS OF THE USE AND LEASE AGREEMENT OR ANY OTHER AGREEMENT BETWEEN THE CITY AND LESSEE; PROVIDED, THAT CITY AGREES THAT IT SHALL NOT REQUIRE THAT AIRLINE ENTER INTO ANY INDEMNIFICATION UNDER THE USE AND LEASE AGREEMENT EXPANDING AIRLINE'S DUTIES UNDER THIS SECTION 9.01 SOLELY AS IT RELATES TO THE SPECIAL FACILITIES OR OTHERWISE ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT.

     Section 9.02: General Insurance Requirements. With no intent to limit Lessee's liability or the indemnification provisions herein, Lessee shall provide and maintain certain insurance in full force and effect at all times during the term of this Agreement and all extensions thereto, as set forth in Section 9.03 below. If any of the insurance is written as "claims made" coverage, then Lessee agrees to keep such claims made insurance in full force and effect by purchasing policy period extensions for at least three years after the expiration or termination of this Agreement.

     Section 9.03:  Risks and Minimum Limits of Coverage.

     Worker's Compensation:             Statutory

     Employer's Liability:              Bodily injury by accident-
                                        $1,000,000 (each accident)
                                        Bodily injury by disease-
                                        $1,000,000 (policy limit)
                                        Bodily injury by disease-
                                        $1,000,000 (each employee)

     Commercial General Liability:
     (including broad form coverage,    Combined single limit of:
     contractual liability, bodily and  $100,000,000 per
     personal injury, and products      occurrence/aggregate
     and completed operations)          Products and Completed
                                        operations
                                        $10,000,000 aggregate

     All Risk:
     (Covering Special Facilities       Replacement value of the
     including fire, lightning,         Special Facilities, but
     vandalism, and extended            not less than the prin-
     coverage perils)                   cipal amount of Bonds
                                        Outstanding


     Automobile Liability Insurance:
     (For automobiles used by Lessee    $5,000,000 combined single
     in the course of its performance   limit per occurrence
     under this Agreement, including
     Lessee's non-owned and hired autos)

     In connection with the design, construction, procurement and installation of the Special Facilities, Lessee shall contractually require its principal construction contractors and architects/engineers contracting with Lessee (as the case may be) to carry the following additional coverages and limits of liability, unless Lessee carries policies of insurance covering such risk; provided, however, if reasonable under the circumstances, Lessee may, with the concurrence of the Director, require lower limits of liability:

     Professional Liability             $10,000,000 per occurrence/
     (in the case of architects         aggregate
     and engineers)

     Builders Risk:                     Replacement value of the
     (in the case of contractors)       Special Facilities, but
                                        not less than the principal
                                        amount of Bonds Outstanding

     (Aggregate limits are per 12-month period unless otherwise indicated.)

     Section 9.04.  Other Provisions.

     A. Form of Policies. The insurance carried by Lessee may be in one or more policies of insurance, the form of which shall be reasonably satisfactory to the Director. Nothing the Director does or fails to do shall relieve Lessee from its duties to provide the required coverage hereunder (unless specifically provided otherwise in such action), and the Director's actions or inactions shall not be construed as waiving the City's rights hereunder.

     B. Issuers of Policies. The issuer of any policy carried by Lessee shall have a Certificate of Authority to transact insurance business in the State of Texas and have a Best's rating of at least B+ and a Best's Financial Size Category of Class VI or better, according to the most current edition of Best's Key Rating Guide, Property-Casualty United States. Each issuer must be responsible and reputable, must have financial capability consistent with the risks covered, and shall be subject to approval by the Director.

     C. Insured Parties. Each policy carried by Lessee, except those for Workers Compensation, Professional Liability and Employer's Liability, shall name the City (and its officers, agents, and employees) and the Trustee as Additional Insured parties on the original policy and all renewals or replacements during the term of this Agreement. The City, the Trustee and Lessee shall be named joint Loss Payees on All Risk and Builders Risk coverages, subject to distribution of proceeds as provided elsewhere herein; provided, that, unless otherwise agreed by the Lessee, or unless the particular insurance is "claims made" coverage as set forth in Section 9.02, the City shall not be entitled to assert any rights by virtue of being an additional insured in respect of any claim or demand arising out of the operation or maintenance of the APM if, at the time of the claim or demand, the City is operating or maintaining the APM or is responsible for the operation or maintenance thereof pursuant to a sublease or other agreement.

     D. Deductibles. Subject to Section 9.01(D) herein, Lessee shall assume and bear any claims or losses to the extent of any deductible amounts (or deductible amounts that are self-insured by Lessee or covered under any self-funded insurance program of Lessee) and waives any claim it may ever have for the same against the City, its officers, agent, or employees.

     E. Cancellation. Each policy carried by Lessee shall expressly state that it may not be canceled, materially modified or not renewed unless the insurance company gives thirty (30) days' advance written notice in writing to the Director.

     F. Aggregates. Lessee shall give written notice to the Director within five (5) days of the date upon which total claims by any party against Lessee reduce the aggregate amount of coverage below the amounts required by this Agreement. In the alternative, the policy may contain an endorsement establishing a policy aggregate for the particular project or location subject to this Agreement.

     G. Subrogation. Each policy carried by Lessee shall contain an endorsement to the effect that the issuer waives any claim or right in the nature of subrogation to recover against the City, its officers, agents, or employees.

     H. Endorsement of Primary Insurance. Each policy hereunder except Worker's Compensation and Professional Liability shall be primary insurance to any other insurance available to the Additional Insured and Loss Payee with respect to claims arising hereunder.

     I. Liability for Premium. Lessee shall be solely responsible for payment of all insurance premiums on Lessee's policies required hereunder, and the City shall not be obligated to pay any premiums.

     J. Contractors and Subcontractors. Lessee shall contractually require all its contractors, and all its contractors to require its subcontractors, to carry insurance naming the City and the Trustee as an additional insured; however, contractual liability shall be limited to the extent of such contractor's or subcontractor's indemnification obligations under the applicable contract. Such insurance shall meet all of the above requirements as Lessee can successfully require such contractors or subcontractors to meet, except amount. The amount shall be commensurate with the amount of the contract. Lessee shall provide copies of such insurance certificates to the Director.

     K. Proof of Insurance. Within five (5) days of the effective date of this Agreement and at any time during the term of this Agreement, Lessee shall furnish the Director, the Trustee and the Bond Insurer with certificates of insurance, along with an affidavit from Lessee confirming that the certificates accurately reflect the insurance coverage that will be available during the term. If requested in writing by the Director, the Trustee or the Bond Insurer, Lessee shall furnish the City with certified copies of Lessee's insurance policies.

Notwithstanding the proof of insurance required to be carried by Lessee as set forth above, it is the intention of the parties hereto that Lessee, continuously and without interruption, maintain in force the required insurance as set forth above. Lessee agrees that the City shall never be argued to have waived or be estopped from asserting its right to terminate this Agreement hereunder because of any acts or omissions by the City regarding its review of insurance documents provided by Lessee, its agents, employees, or assigns.

     Section 9.05: Disposition of Insurance Proceeds. In the event all of the Special Facilities or any part thereof is damaged or destroyed by an insured casualty and any Bonds remain Outstanding or any amount remains due and owing to the Bond Insurer, then, notwithstanding any provision to the contrary in the Use and Lease Agreement, the following provisions shall be applicable to the expenditure of any insurance proceeds relating to such Special Facilities:

             (i) If either (A) the insurance proceeds (less the cost of removing the debris resulting from such casualty) together with any moneys in the Interest and Redemption Fund (including the Reserve Account) are sufficient to pay all of the interest, principal and other obligations accrued and to accrue on said Bonds until they are fully and finally paid and all other amounts due under the Trust Indenture and the Lessee requests that the Special Facilities not be repaired or rebuilt, or (B) the insurance proceeds (less the cost of removing the debris resulting from such casualty) together with any moneys available in the Interest and Redemption Fund (including the Reserve Account) are insufficient and the Lessee agrees to pay the deficiency in Available Moneys and requests that the Special Facilities not be repaired or rebuilt, then in either case the Lessee may elect to terminate this Agreement and be released from all unaccrued obligations hereunder; provided that the insurance proceeds (less the cost of removing the debris resulting from such casualty) and the deficiency payments, if any, paid in Available Moneys by the Lessee shall be simultaneously deposited into the Interest and Redemption Fund for the Bonds and the moneys therein shall be applied to pay the obligations with respect to the Outstanding Bonds and other amounts due to the Bond Insurer and under the Trust Indenture. If the said proceeds and funds are in excess of the amount then necessary to pay the obligations with respect to the Outstanding Bonds and other amounts due to the Bond Insurer and under the Trust Indenture, any such excess after payment or provision for the payment of the Bonds within the meaning of the Trust Indenture and other amounts due to the Bond Insurer and under the Trust Indenture has been made shall be divided between the City and the Lessee as their respective interests appear at the time of such damage or destruction; or

             (ii) If all Bonds and all amounts due to the Bond Insurer and due under the Indenture are not repaid as provided in clause (i) above, Lessee agrees to cause such insurance proceeds to be deposited in the Acquisition Fund under the Trust Indenture and to promptly repair and rebuild the Special Facilities with the insurance proceeds, and if such proceeds are insufficient for such purposes, the Lessee shall pay the deficiency. If such proceeds are in excess of the amount necessary for such purposes, any such excess shall be transferred by the Trustee to the Interest and Redemption Fund as a credit to the next due payments of Net Rent, with such credit to continue until the amount thereof is exhausted and if the Net Rent is paid in full, thereafter, any excess proceeds shall pay other amounts due under the Indenture, and if no such amounts are due and owing, the excess shall be paid to Lessee. The repair or restoration of the Special Facilities shall either be in accordance with the original plans and specifications, together with alterations or modifications made or agreed upon prior to the casualty, or in accordance with new or modified plans and specifications, the alternative to be determined by the mutual agreement of the City and Lessee. Before any reconstruction or repair under this paragraph, Lessee shall submit plans and specifications to the Director for approval and such reconstruction or repair shall be substantially in accordance therewith subject to such changes as may be reasonably requested by Lessee and approved by the City.

     Section 9.06: Condemnation. In the event that the Special Facilities or any part thereof shall be taken or condemned in any eminent domain, condemnation, compulsory acquisition or like proceeding by any competent authority or conveyed under threat thereof for any public or quasipublic use or purpose and at such time Bonds remain Outstanding within the meaning of the Trust Indenture or any other amounts remain due under the Trust Indenture, then, notwithstanding any provision to the contrary in the Use and Lease Agreement, the condemnation proceeds shall be applied as follows:

             (i) If all or a substantial part of the Special Facilities is taken and either (A) the condemnation proceeds attributable to the Special Facilities together with any moneys in the Interest and Redemption Fund are sufficient to pay all of the interest, principal and other obligations accrued and to accrue on the Bonds until they are fully and finally paid and all other amounts due under the Trust Indenture and the Lessee requests that the Special Facilities not be rebuilt else-where, or (B) the condemnation proceeds attributable to the Special Facilities and moneys available in the Interest and Redemption Fund are insufficient to pay all of the interest, principal and other obligations accrued and to accrue on the Bonds until they are fully and finally paid and all other amounts due under the Trust Indenture and the Lessee agrees to pay in Available Moneys the deficiency and requests that the Special Facilities not be rebuilt elsewhere or terminal facilities suitable for such purpose are not available elsewhere, the City will terminate this Agreement and release the Lessee from all unaccrued obligations hereunder, provided that the condemnation proceeds attributable to the Special Facilities and deficiency, if any, paid by Lessee in Available Moneys shall be deposited into the Interest and Redemption Fund for the Bonds and moneys therein shall be applied to pay the obligations with respect to the outstanding Bonds and all other amounts due under the Trust Indenture. If the said proceeds and funds are in excess of the amount then necessary to pay the obligations with respect to the Outstanding Bonds and all other amounts due under the Trust Indenture, any such excess after payment or provision for the payment of the Bonds and all other amounts due under the Trust Indenture within the meaning of the Trust Indenture has been made shall be divided between the City and the Lessee as their respective interests appear at the time of the taking.

             (ii) If all or a substantial part of the Special Facilities is taken and the Lessee requests that the Special Facilities be rebuilt elsewhere, the Special Facilities shall be rebuilt elsewhere and paid for with the condemnation proceeds attributable to the Special Facilities, and if such proceeds are insufficient for such purposes the Lessee shall pay the deficiency. If such proceeds attributable to the Special Facilities are in excess of the amount necessary for such purpose, any such excess shall be paid to the City and deposited by it to the Interest and Redemption Fund for said Bonds as a credit to the next due payments of Net Rent, with such credit to continue until the amount thereof is exhausted and, thereafter, any excess proceeds shall pay other amounts due under the Indenture, and if no such amounts are due and owing, the excess shall be paid to Lessee.

             (iii) In the event that title to or use of less than a substantial part of the Special Facilities is taken by the power of eminent domain (that is, if the primary use of the Special Facilities is not substantially impaired by deletion of the part taken) the Lessee shall determine whether any rebuilding is necessary. Any condemnation proceeds attributable to the Special Facilities that are not used for the purposes of rebuilding shall be assigned to the City and deposited into the Interest and Redemption Fund and applied to redeem as many Bonds as may be redeemed at the next available redemption date.

The City covenants that it will not exercise its rights of eminent domain with respect to the Special Facilities in any manner that will result in insufficient condemnation proceeds or other funds to redeem or defease the Bonds and pay all amounts due under the Trust Indenture except with the prior consent of the Bond Insurer.

     Section 9.07: Reconstruction or Repair. The rebuilding of the Special Facilities under Sections 9.05 or 9.06 shall be either in accordance with the original plans and specifications, together with alterations or modifications made or agreed upon prior to the taking, or in accordance with new or modified plans and specifications, the alternative to be determined by the mutual agreement of the Lessee and the Director.

                            ARTICLE X

                 EVENTS OF DEFAULT AND REMEDIES

     Section 10.01:  Events of Default.  The following shall be
Events of Default as to the Lessee under this Agreement:

     (a) Failure by the Lessee to pay the Net Rent required to be paid under Article VI hereof and, for amounts to be paid pursuant to Section 6.01(a)(i), the continuation of such failure for more than one Business Day.

     (b) Failure by the Lessee to pay any Ground Rentals due under Section 6.05(a) hereof within fifteen (15) Business Days after being notified in writing by the City of such failure.

     (c) Failure by the Lessee to observe and perform any covenant, condition or agreement on its part to be observed or performed under this Agreement other than as referred to in subsection (a) or (b) next above, for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, is given to the Lessee and the Bond Insurer by the City (except (i) if any insurance required to be maintained by Lessee is to be canceled or not renewed, such notice and the period for remedy by Lessee shall be limited to the period ending on the date on which such cancellation or nonrenewal is scheduled to occur and (ii) where fulfillment of another obligation requires activity over a period of time, and the Lessee shall commence to perform whatever may be required for fulfillment within thirty (30) days after the receipt of notice and shall diligently continue such performance without interruption, except for causes beyond its control, to completion within sixty (60) days or such longer period as may be approved by the Bond Insurer).

     (d) Any material lien shall be filed against the Special Facilities or Ground Lease Properties or Lessee's interest therein or any part thereof in violation of this Agreement by a party other than the City and shall remain unreleased for a period of sixty
(60) days from the date of such filing unless within said period the Lessee is contesting in good faith the validity of such lien in accordance with Section 8.02(c) hereof.

     (e) Whenever an involuntary petition shall be filed against Lessee under any bankruptcy or insolvency law or under the reorganization provisions of any law of like import or a receiver of Lessee for all or substantially all of the property of Lessee shall be appointed without acquiescence and such petition or appointment is not discharged within ninety (90) days after its filing.

     (f) The dissolution or liquidation of the Lessee or the filing by the Lessee of a voluntary petition in bankruptcy, or failure by the Lessee within ninety (90) days to lift any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operations at the Special Facilities, or general assignment by the Lessee for the benefit of its creditors, or the entry by the Lessee into an agreement of composition with its creditors, or the approval by a court of competent jurisdiction of a petition applicable to the Lessee in any proceeding for its reorganization or liquidation instituted under the provisions of the federal bankruptcy laws, or under any similar laws which may hereafter be enacted. The term "dissolution or liquidation of the Lessee," as used in this subsection, shall not be construed to include the cessation of the corporate existence of the Lessee resulting either from a merger or consolidation of the Lessee into or with another corporation or a dissolution or liquidation of the Lessee following a transfer of all or substantially all of its assets as an entirety, under the conditions permitting such actions contained in Section 12.01 hereof.

     (g) Whenever Lessee shall fail to provide adequate assurance (i) that Lessee will promptly cure all defaults hereunder, if any; (ii) that Lessee will compensate, or provide adequate assurance that Lessee will promptly compensate, the City, the Trustee and the Bond Insurer for any actual pecuniary loss to such party resulting from any Event of Default hereunder; and (iii) of future performance by Lessee of the terms and conditions of this Agreement, each within thirty (30) days after (1) the granting of an Order for Relief with respect to Lessee pursuant to Title XI of the United States Code; (2) the initiation of a proceeding under any bankruptcy or insolvency law or the reorganization provisions of any law of like import; or (3) the granting of the relief sought in an involuntary proceeding against the Lessee under any bank-ruptcy or insolvency law. As used in this Agreement, adequate assurance of future performance of this Agreement shall include, but shall not be limited to, adequate assurance (1) of the source of Net Rent and other consideration due hereunder and (2) that the assumption or assignment of this Agreement will not breach any provision, such as a use, management, or ownership provision, in this Agreement, any other material lease, any financing agreement, or master agreement relating to the Leased Premises under the Use and Lease Agreement and/or Special Facilities.

     Section 10.02: Remedies on Default. Whenever any Event of Default referred to in Section 10.01 hereof shall have happened and continue to exist, then, subject to Sections 10.07 and 10.08 below, the City may take any one or more of the following remedial steps as against the Lessee:

     (a) The City may, and upon a payment default shall, re-enter and take possession of the Special Facilities and Ground Lease Properties without terminating this Agreement and in a timely manner use its best efforts to (i) complete construction and equipping of the Special Facilities (and apply proceeds of the Bonds for such purpose) and (ii) either (x) operate the Special Facilities and Ground Lease Properties and impose rates and charges on airline tenants in Terminals B and C for their availability, operation and maintenance in accordance with the Use and Lease Agreement or (y) sublease the Special Facilities and Ground Lease Properties on a net rent lease basis to sublessees which (other than the City) shall have been approved in writing by the Bond Insurer (whose approval may not unreasonably be withheld), provided further that in either event the City shall use its best efforts to impose and collect rates and charges or rental rates sufficient to provide for operating and maintenance expenses and Ground Rentals to the same extent as Lessee is obligated to do so and to provide additional amounts equal to the Net Rent and other amounts set forth in Section 6.01, all for the account of the Lessee, holding the Lessee liable for the difference between the rents and other amounts payable by the Lessee hereunder and the charges received from airline tenants and/or the rents and other amounts received from any sublessee with respect to the Special Facilities and Ground Lease Properties. All proceeds derived by the City from any charges and/or rents (net of operating and maintenance expenses and any allocable Ground Rentals payable or remaining unpaid hereunder, and up to the amount of all Net Rent payable hereunder) shall be remitted to the Trustee for deposit in the Interest and Redemption Fund to support repayment of the Bonds.

     (b) The City may terminate this Agreement, exclude the Lessee from possession of the Special Facilities and Ground Lease Properties and use its best efforts to (i) complete construction and equipping of the Special Facilities (and apply proceeds of the Bonds for such purpose) and (ii) either (x) operate the Special Facilities and Ground Lease Properties and impose rates and charges on airline tenants in Terminals B and C for their availability, operation and maintenance in accordance with the Use and Lease Agreement or (y) lease the same on a net rent lease basis to lessees which (other than the City) shall have been approved in writing by the Bond Insurer (whose approval may not unreasonably be withheld), provided further that in either event the City shall use its best efforts to impose and collect rates and charges or rental rates sufficient to provide for operating and maintenance expenses and Ground Rentals to the same extent as Lessee is obligated to do so and to pay the Net Rent and other amounts set forth in Section 6.01, all for the account of the Lessee, holding the Lessee liable for all rents and other amounts due under this Agreement and not received by the City from charges or rents with respect to the Special Facilities and Ground Lease Properties. All gross proceeds derived by the City from any charges and/or rents (net of operating and maintenance expenses and any allocable Ground Rentals payable or remaining unpaid hereunder, and up to the amount of all Net Rent payable hereunder) shall be remitted to the Trustee for deposit in the Interest and Redemption Fund to support repayment of the Bonds.

     (c) The City may take whatever other action at law or in equity as may appear necessary or desirable to collect the rent then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Lessee under this Agreement. The City shall use its best efforts to cause the Special Facilities to be constructed and installed and to either (i) cause the Special Facilities and Ground Lease Properties to be operated in consideration of charges imposed on airline tenants in accordance with the Use and Lease Agreement or
(ii) sublease (or lease as applicable) the Special Facilities and Ground Lease Properties on a net rent lease basis for the account of Lessee as provided in clauses (a) and (b) above after an Event of Default by Lessee, whether or not City retakes possession of the Special Facilities and Ground Lease Properties or terminates this Agreement.

     (d)     In connection with any reletting of the Special
Facilities and Ground Lease Properties, the City agrees not to charge tenant(s) Ground Rentals in excess of those charged (or that would be charged) to Lessee.

     Section 10.03: Additional Remedy. In addition to the other remedies herein provided, the City may, in the case of an Event of Default under Section 10.01(c), enter the Special Facilities and Ground Lease Properties (without such entering causing or constituting a termination of this Agreement or an interference with the possession of the Special Facilities and Ground Lease Properties by Lessee) and do all things reasonably necessary to cure such Event of Default, charging to Lessee the reasonable cost and expense thereof and Lessee agrees to pay to City upon demand such charge in addition to all other amounts payable by Lessee hereunder.

     Section 10.04: No Remedy Exclusive. No remedy herein conferred upon or reserved to the City is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or hereafter existing under law or in equity (to the extent not inconsistent with the terms hereof). No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the City to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, unless such notice is herein expressly required or is required by law.

     Section 10.05: Agreement to Pay Attorneys' Fees and Expenses. In the event there should be an Event of Default under any of the provisions of this Agreement and the City should determine that the services of an attorney are required or the City incurs other expenses for the collection of rent or the enforcement of performance or observance of any obligation or agreement on the part of Lessee, the Lessee agrees that it will on demand therefor pay to the City the reasonable, just and necessary fee of such attorneys and other reasonable expenses so incurred.

     Section 10.06:  No Additional Waiver Implied by One Waiver.
In the event any covenant contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. Failure of either party hereto to insist on the strict performance of any of the agreements herein or to exercise any rights or remedies accruing hereunder upon an Event of Default or failure of performance shall not be considered a waiver of the right to insist on, and to enforce by any appropriate remedy, strict compliance with any other obligation hereunder or to exercise any right or remedy occurring as a result of any future default or failure of performance.

     Section 10.07: Enforcement by City Attorney. The City Attorney or his or her designee shall have the right to enforce all legal rights and obligations under this Agreement without further authorization. Lessee covenants to provide to the City Attorney all documents and records within Lessee's possession that the City Attorney reasonably deems necessary to assist in determining Lessee's compliance with this Agreement, with the exception of those documents made confidential by federal or state law or regulation and provided that the provision of such documents and records by Lessee shall further be limited in any respect that the provision of any documents or records by the City pertaining to this Agreement would be limited pursuant to Chapter 552, Texas Government Code, as amended, or otherwise.

     Section 10.08: Special Rights of Bond Insurer. Notwithstanding any provision herein to the contrary, in order to obtain a commitment of insurance for the Series 1997A Bonds from the Bond Insurer, the City agrees that, so long as the Bond Insurer is not in default in its payment obligations under its municipal bond insurance policy for the Series 1997A Bonds (the "Bond Policy"), the exercise of its remedies as set forth in this Article shall be subject to the consent of (as further provided below) and direction by the Bond Insurer except as limited in the Trust Indenture and that, in addition, the Bond Insurer may, as provided in the Trust Indenture, exercise any and all rights of the holders of the Series 1997A Bonds to direct the exercise of such remedies. The consent of the Bond Insurer to the exercise of remedies (i) shall only be required for the termination of this Agreement or the exercise of remedies enumerated in the first sentence of Section 10.02(c), (ii) shall not be unreasonably withheld and (iii) shall, to the greatest extent practicable, when granted, carry with it the consent to the implementation of such remedy by the City without requiring further consent; provided that clause (iii) shall not be deemed to abrogate the City's obligation to obtain the Bond Insurer's consent to a new Lessee or sublessee (other than the City) as provided elsewhere herein and in the Trust Indenture and provided further that, in order to protect Bond Insurer's interests in the Leasehold Mortgage and the security for the Bonds and repayments of claims made under the Bond Policy and other amounts due to the Bond Insurer, during any period that the Bond Insurer or Trustee is the Lessee hereunder, the City may not terminate this Agreement without the Bond Insurer's prior consent, to be given in the sole discretion of the Bond Insurer, so long as any Bonds remain Outstanding or any amounts remain due and payable under the Trust Indenture.

                           ARTICLE XI

        ASSIGNMENTS, SUBLETTING AND TERMINATION BY LESSEE

     Section 11.01: Assignments and Subletting by Lessee. (a) This Agreement may not be assigned or otherwise transferred in whole or in part by Lessee (except pursuant to Sections 11.03 and 12.01 hereof) without the prior written consent of the Director and the Bond Insurer; provided, however, that, unless permitted by
Section 7.6(b) of the Trust Indenture or Sections 11.03 or 12.01 hereof, the City will not consent to any assignment by Lessee of its rights hereunder without first obtaining a written agreement from the Lessee that Lessee shall remain primarily liable for Net Rent hereunder. Lessee may sublet the Special Facilities and Ground Lease Properties or any part thereof to any party, subject to the condition that in either instance Lessee first obtains the written consent of the Director and the Bond Insurer to such subletting and all the terms thereof, unless such subletting is expressly authorized herein.

     (b) If Lessee sublets all or any part of the Special Facilities and Ground Lease Properties or if all or any part of the Special Facilities and Ground Lease Properties are occupied (pursuant to a written consent from the Director and the Bond Insurer) by anyone other than Lessee (including any subsidiary of Lessee or a code-share affiliate of Lessee), the City may, if an Event of Default shall have occurred hereunder and be continuing, collect rent from such sublessee or occupant and the City shall apply the amount collected to the extent possible to satisfy the obligations of Lessee hereunder, but no such collection shall be deemed a waiver by the City of the covenants contained herein or an acceptance by the City of any such sublessee, claimant or occupant as a successor Lessee, nor a release of Lessee by the City from the further performance by the Lessee of the covenants imposed upon Lessee herein.

     (c) NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, SO LONG AS ANY BONDS REMAIN OUTSTANDING OR ANY AMOUNT IS DUE UNDER THE INDENTURE NO SUCH SUBLEASE OR ASSIGNMENT SHALL BE AUTHORIZED IF IN ANY WAY IT RELEASES LESSEE FROM ITS PRIMARY OBLIGATIONS HEREUNDER, INCLUDING ITS OBLIGATION TO PAY NET RENT.

     Section 11.02: Termination of Agreement by Lessee. Lessee shall not terminate this Agreement for any reason whatsoever as long as any of the Bonds remain Outstanding within the meaning of the Trust Indenture or any other amounts are due and owing under the Trust Indenture.

     Section 11.03: Special Provisions Regarding Leasehold Mortgage. In order to further secure the Series 1997A Bonds, the City expressly consents to Lessee's assignment of its rights hereunder pursuant to a Leasehold Mortgage and, subject to the following conditions:

             (i) The City shall be given at least 30 days written notice of any event of default under the Leasehold Mortgage giving rise to a right of foreclosure and the City shall have an opportunity to cure the default (with the consent of the Bond Insurer) or exercise the rights contained in Section 7.03 hereof or to take other actions acceptable to the Trustee and the Bond Insurer to avert such foreclosure;

             (ii)  Any assignment or sale of the Lessee's
     leasehold estate hereunder, unless made to the City or an entity approved by the Director, shall be made only to an entity that expressly assumes the insurance and other obligations of Lessee contained herein with respect to the operation of the Special Facilities, subject to the provisions of the Contingent Lease Agreement.

             (iii) The City shall give notice to the Leasehold Mortgagee and the Trustee and the Bond Insurer of any Event of Default under this Agreement and allow a 30 day cure period after receipt of such notice prior to exercising any right to terminate this Agreement or relet or sublet the leasehold estate hereunder.

             (iv)  In connection with any such Leasehold
     Mortgage, the Director may enter into such reasonable or customary agreement or agreements with the Leasehold Mortgagee with respect to notices of default, the cure periods and forbearance provisions, or consents to future assignments, with respect to the exercise of remedies, and the Director shall, upon reasonable request of the Leasehold Mortgagee or any successor to the rights of Lessee hereunder by reason of a foreclosure or deed in lieu of foreclosure under the Leasehold Mortgage, execute estoppel certificates with respect to this Agreement.

             (v) So long as any Bonds remain Outstanding, the City shall not, without the prior written consent of the Leasehold Mortgagee, either (i) consent to or accept any abatement or prepayment of Net Rent hereunder or (ii) accept any surrender of Lessee's leasehold estate hereunder..

                           ARTICLE XII

                          MISCELLANEOUS

     Section 12.01: Lessee to Maintain Its Corporate Existence. The Lessee shall throughout the term hereof maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it; provided, that the Lessee may, without violating the agreement contained in this Section, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge into it, or sell or otherwise dispose of all or substantially all of its assets as an entirety and thereafter dissolve, provided, if Lessee is not the surviving corporation, the surviving, resulting or transferee corporation, as the case may be, (i) assumes in writing all of the obligations of the Lessee herein and (ii) qualifies or is qualified to do business in Texas.

     Section 12.02: Exempt Facilities. In order to assure that interest on the Bonds shall be exempt from federal income taxation, the Lessee covenants and agrees that it shall not, and it shall not permit or allow any other person to, construct, acquire, use, employ, modify, rebuild or repair the Project or any Special Facilities in any manner that would cause or allow it or them to be or become facilities which are not included within those set forth and described in Sections 142(a)(1) and (c) of the Internal Revenue Code of 1986, as amended, and the regulations prescribed thereunder, and the City covenants and agrees that it will not permit or allow any of the foregoing to occur. The Lessee hereby makes an irrevocable election, which it shall cause to be binding on all successors in interest under this Agreement, not to claim for federal income tax purposes depreciation or investment credit with respect to the Special Facilities or any component thereof.
It is further agreed and acknowledged by Lessee that the City shall never be required or requested hereunder to issue any Bonds or expend any proceeds thereof to pay any Costs of the Special Facilities that would have the effect of causing interest on any of the Bonds not to be exempt from federal income taxation.

     Section 12.03: Notices. (a) Any and all notices required or permitted to be given hereunder shall be deemed sufficiently given when delivered or when mailed by registered or certified mail, return receipt requested, postage prepaid, or when given by telephone immediately confirmed in writing by telecopier (or other communication device acceptable to the party) to any party hereto as follows or at such other address, telephone number or telecopier number as any party may from time to time designate in writing to the other parties hereto:

             City:

                   Director, Department of Aviation
                   City of Houston
                   P. O. Box 60106
                   Houston, Texas 77205
                   Attention:  Director
                   Telephone:  (281) 233-3000
                   Telecopier: (281) 230-2864

                         and

                   City Legal Department
                   P. O. Box 1582
                   Houston, Texas 77001
                   Attention:  City Attorney
                   Telephone:  (713) 247-2000
                   Telecopier: (713) 247-1017

             Lessee:

                   Continental Airlines, Inc.
                   2929 Allen Parkway, Suite 2010
                   Houston, Texas 77019
                   Attention:  General Counsel
                   Telephone:  (713) 834-2948
                   Telecopier: (713) 834-2687

                         and

                   Continental Airlines, Inc.
                   2929 Allen Parkway, Suite 1401
                   Houston, Texas 77019
                   Attention:  Staff Vice President,
                               Corporate Real Estate and
                               Environmental Affairs
                   Telephone:  (713) 834-2245
                   Telecopier: (713) 834-6954

                         and

                   Continental Airlines, Inc.
                   2929 Allen Parkway, Suite 1588
                   Houston, Texas 77019
                   Attention: Vice President, Corporate Finance
                   Telephone:  (713) 834-2544
                   Telecopier: (713) 834-2448

             Trustee:

                   Texas Commerce Bank National Association
                   Attention:  Global Trust Service
                   600 Travis Street, Suite 1150
                   Houston, Texas 77002
                   Attention:  Corporate Trust Department
                   Telephone:  (713) 216-4808
                   Telecopier:  (713) 216-5476

             Bond Insurer:

                   Financial Security Assurance Inc.
                   350 Park Avenue
                   New York, New York  10022
                   Attention:  Managing Director -
                               Surveillance and General
                               Counsel Re:  Policy No. ______
                   Telephone:  (212) 826-0100
                   Telecopier: (212) 339-3529

     (b) All computations for the expiration of time periods required by this Agreement shall be computed from the date such notice is deposited in the United States mail, as set forth above; provided, however, that should the last day of the period fall on a Saturday, Sunday or legal holiday, the period shall run until the end of the next day which is neither a Saturday, Sunday nor legal holiday.

     Section 12.04: Consents and Approvals. (a) With respect to the approvals herein required of the Lessee, Lessee shall from time to time furnish to the City a certificate signed by its Secretary or an Assistant Secretary, and such certificate shall set forth the officers or representatives of Lessee who are authorized to grant such approvals and to bind the Lessee thereto; and the City and all third parties affected by any such approvals, including the holders of Bonds, may rely upon any writing purporting to grant such approvals signed by any officer or representative thus certified as being conclusively binding upon Lessee, and any such writing shall itself constitute conclusive evidence that any and all corporate actions necessary to be taken with respect to the matter thus approved by such officer or representative to have been so taken by the corporation, and that the approval therein given has been authorized by the corporation.

     (b) Any consent or approval herein required of the City may be given by the Director unless otherwise provided.

     (c) All consents or approvals of the City, or any department thereof, the Bond Insurer, or Lessee when required herein shall not be unreasonably withheld or delayed.

     (d) All consents and approvals required or permitted herein by either party shall be given in writing.

     (e) An approval by the Director, or by any other instrumentality of the City, of any part of Lessee's performance shall not be construed to waive compliance with this Agreement except as expressly set forth in such approval or to establish a standard of performance other than required by this Agreement or by law.

     Section 12.05: Rights Reserved to City. Nothing contained herein shall unlawfully impair the right of City to exercise its governmental or legislative functions. This Agreement is made subject to the Constitution and laws of the State of Texas and to the provisions of the Airport Improvement Program Grant Agreements applicable to the Airport and its operation, and the provisions of such agreements, insofar as they are applicable to the terms and provisions of this Agreement, shall be considered a part hereof to the same extent as though copied herein at length to the extent, but only to the extent, that the provisions of any such agreements are required generally by the United States at other civil airports receiving federal funds. To the best of City's knowledge, nothing contained in such laws or agreements conflicts with the express provisions of this Agreement.

     Section 12.06: Force Majeure. Neither the City nor Lessee shall be deemed in violation of this Agreement if it is prevented from performing any of the obligations hereunder by reason of strikes, boycotts, labor disputes, embargoes, shortage of material, acts of God, acts of the public enemy, acts of superior governmental authority, weather conditions, floods, riots, rebellion, sabotage, war, or any other circumstances for which it is not responsible or which is not in its control, and the time for performance shall be automatically extended by the period the party is prevented from performing its obligations hereunder; provided, however, that these provisions shall not apply to any failure by the Lessee to pay the rentals and other charges pursuant to Article VI hereof, expressly including the Net Rent and other amounts payable pursuant to Section 6.01(a) payable thereunder.

     Section 12.07: Severability Clause. If any word, phrase, clause, paragraph, section or other part of this Agreement shall ever be held to be invalid or unconstitutional by any court of competent jurisdiction, the remainder of this Agreement and the application of such word, phrase, clause, sentence, paragraph, section or other part of this Agreement to any other person or circumstance shall not be affected thereby and it is expressly agreed and understood that the obligation of Lessee to make the rental payments to City required under the provisions of Article VI hereof shall continue to remain in full force and effect.

     Section 12.08: Place of Performance; Laws Governing. This Agreement shall be performable and enforceable in Harris County, Texas, and shall be construed in accordance with the laws of the State of Texas, the City Charter and Ordinances of the City of Houston, Federal law and all applicable State and Federal regulations. Lessee acknowledges that, to the extent the City's Charter or Texas law requires any expenditure of funds that may be contemplated to be made by the City herein to be prefunded to be valid, then such expenditure shall be subject to City Council approval; provided, that, the City agrees to use its best efforts to obtain such approval.

     Section 12.09: Brokerage. The Lessee and the City each to the other represents and warrants that no brokers have been concerned on their behalf in the negotiation of this Agreement and that there are no such brokers who are or may be entitled to be paid commissions in connection therewith. The Lessee and the City shall indemnify and save harmless each other of and from any claim for commission or brokerage made by any such brokers when such claims are based in whole or in part upon any acts or omissions of the Lessee or the City as applicable.

     Section 12.10: Individuals Not Liable. No director, officer, agent or employee of the City or Lessee shall be charged personally or held contractually liable by or to the other party under any term or provision of this Agreement or of any supplement or amendment hereto because of any breach thereof or because of his or their execution of same.

     Section 12.11: Binding Nature of Agreement; Benefits of Agreement. This Agreement shall inure to the benefit of, and be binding upon, the City and Lessee, and their respective legal representatives, successors and assigns. This Agreement is not made for the benefit of, nor may it be relied upon by, any third party other than the holders of the Bonds and the Bond Insurer, unless expressly herein provided.

     Section 12.12: Ambiguities. In the event of any ambiguity in any of the terms of this Agreement, it shall not be construed for or against any party hereto on the basis that such party did or did not author the same.

     Section 12.13: Survival. Lessee and the City shall remain obligated to the other party hereto under all clauses of this Agreement that expressly or by their nature extend beyond the expiration or termination of this Agreement, including but not limited to the obligation to pay Net Rent and other amounts payable pursuant to Section 6.01(a) and the indemnity provisions hereof. Without limiting the foregoing, Lessee expressly acknowledges that its obligation to pay Net Rent shall not terminate until all Bonds, all obligations under the Trust Indenture and all obligations to the Bond Insurer are fully and finally paid.

     Section 12.14: No Merger of Title. There shall be no merger of this Agreement (or of the leasehold estate created by this Agreement) with the ownership of any portion of or interest in the Special Facilities or Ground Lease Properties by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly, this Agreement (or the rights and interests created by this Agreement) together with an ownership, leasehold or other right or interest in the Special Facilities or Ground Lease Properties; and no such merger shall occur unless and until the City and all persons and entities holding (a) the rights and interest created by this Agreement and (b) the ownership, leasehold or other rights or interest in the Special Facilities and Ground Lease Properties or any part thereof shall join in a written instrument expressly effecting such merger. Without limiting the generality of the foregoing, it is agreed that no merger of title shall arise if the City becomes a sublessee hereunder.

     Section 12.15: Entire Agreement. This Agreement, together with the Trust Indenture, constitutes the entire agreement between the City and Lessee pertaining to the subject matter hereof.

    IN WITNESS WHEREOF, this Agreement has been entered into and effective as of the date first above written, and executed in multiple counterparts by the respective officers of the parties hereto.


ATTEST:                          CITY OF HOUSTON

______________________________   By___________________________
City Secretary                        Mayor


APPROVED AS TO FORM              COUNTERSIGNED BY:


______________________________   ___________________________
Senior Assistant City Attorney   City Controller


APPROVED

______________________________
Director, Department of Aviation

                                 CONTINENTAL AIRLINES, INC.


ATTEST:                          By:__________________________
                                 Title:_______________________

______________________________
Title: _______________________

THE STATE OF TEXAS

COUNTY OF HARRIS

     BEFORE ME, the undersigned authority, a Notary Public in and for Harris County, Texas, on this day personally appeared BOB LANIER, Mayor of the CITY OF HOUSTON, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, as the act and deed of the CITY OF HOUSTON, the said municipal corporation, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the ______ day of _______________, 1997.

                                      ________________________
                                      Notary Public in and for
                                      Harris County, Texas

THE STATE OF  TEXAS

COUNTY OF  HARRIS

     BEFORE ME, the undersigned authority, on this day personally appeared _______________, ___________________ of Continental
Airlines, Inc., a corporation, known to me to be the person and officer whose name is to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the _______ day of ___________________, 1997.

                                      _________________________
                                      Notary Public in and for
                                      Harris County, Texas

                    EXHIBITS TO BE ATTACHED

Exhibit "A"   Description of Project

Exhibit "B"   Description of Easements

Exhibit "C"   Description of Ground Lease Properties

Exhibit "D"   Deed and Bill of Sale for Project

                          EXHIBIT "A"

                     DESCRIPTION OF PROJECT

     All properties, facilities, structures, equipment, fixtures, furnishings, finishes and appurtenances to be acquired, constructed, fabricated and/or installed in, on, as a part of or around the Ground Lease Properties and the Easements that are financed with proceeds of the Series 1997A Bonds and leased to the Lessee pursuant to the Special Facilities Lease Agreement, includ-ing without limitation the following:

     The Series 1997A Special Facilities (APM) include an aboveground dual-lane people mover track connecting Terminals B and C; passenger boarding stations at both terminals comprised of approximately 9,000 square feet each; a maintenance facility at Terminal B comprised of approximately 9,000 square feet; a control facility in Terminal B comprised of approximately 2,000 square feet; two APM transportation vehicles (capable of accommodating 80 passengers each and traveling at a speed of approximately 30 miles per hour); power distribution and appurtenances as required by HL&P; any required APM propulsion substation; APM technical and administrative support area in flight station 6 comprised of approximately 4,200 square feet; and certain necessary switches and power distribution, control communications and station equipment. When completed, the new APM system between Terminals B and C is expected to be capable of transporting approximately 2,100 passengers per hour.

     However, there is expressly excluded from the APM any and all properties, facilities, structures, equipment, fixtures, furnishings, finishes and appurtenances provided to the Lessee by the City pursuant to the Use and Lease Agreement.

                          EXHIBIT "B"

                    DESCRIPTION OF EASEMENTS

The Easements shall consist of the following:

     (1) An aerial easement running between Terminals B and C at the Airport in the corridor depicted in the diagrams attached as Exhibit B-1 (the "APM Corridor") for the purpose of an aboveground APM, together with space for APM Stations adjacent to Terminals B and C, depicted as the "Terminal B APM Station" and "Terminal C APM Station" in the diagram attached as Exhibit B-1, and an APM propulsion substation. The minimum clearance below the APM (and any suspended baggage transfer facility) must be at least 20 feet 0 inches above the roadway below. The height of the APM guideway surface is 42 feet above the roadway below and the highest point of the APM stations shall not extend above the parapet of Terminal B, parking level four, or such other clearance and/or height as approved by the Director.

                          EXHIBIT "C"

             DESCRIPTION OF GROUND LEASE PROPERTIES

The Ground Lease Properties shall consist of the following:

     (1) Footprints for up to 60 support columns located at sites within the APM Corridor (as described in Exhibit "B") approved by the Director pursuant to the Agreement with cross-sections not to exceed 30 square feet each and footings not to exceed 580 square feet each, or such other dimensions as shall be approved by the Director.

     (2) Such portions of the space located in the Mezzanine Level of Terminal B in the shaded area depicted in the diagram attached as Exhibit C-1 and such portions of the space located in the ramp level of Flight Station 6 of Terminal B in the shaded area depicted in the diagram attached as Exhibit C-1 as are necessary for the administration and operation of the APM.

                          EXHIBIT "D"

                      DEED AND BILL OF SALE

THE STATE OF TEXAS
                                  KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS

     THAT CONTINENTAL AIRLINES, INC., a corporation (hereinafter called "Grantor"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) cash and other good and valuable considerations to it in hand paid by the CITY OF HOUSTON, TEXAS, a municipal corporation and home-rule city situated principally in Harris County, Texas (hereinafter called "Grantee"), the receipt and sufficiency of which are here acknowledged and confessed, has GRANTED, BARGAINED, SOLD AND CONVEYED and by these presents does GRANT, BARGAIN, SELL AND CONVEY unto the Grantee that certain airport Special Facilities more fully described in Exhibit "A" attached hereto located in and at Houston Intercontinental Airport in leased space and/or in the easements leased or granted to Grantee by Grantor which leased space and/or easements are more fully described in Exhibit "B" attached hereto.

     TO HAVE AND TO HOLD the aforesaid Special Facilities, together with all and singular the rights and appurtenances thereto in any way belonging unto Grantee, its successors and assigns forever; and it is hereby agreed that Grantor, its successors and legal representatives are hereby bound to WARRANT AND FOREVER DEFEND, all and singular, said property unto Grantee, its successors and assigns against every person whosoever lawfully claiming or to claim the same, or any part thereof, by, through or under Grantor, but not otherwise.

     THE EXECUTION, delivery and acceptance of this conveyance is made pursuant to the terms of that certain Special Facilities Lease Agreement dated as of _______, 1997, by and between Grantor and Grantee.

     EXECUTED as of the _______ day of ________, 199_.

                                      CONTINENTAL AIRLINES, INC.


                                      By _____________________
                                      Title:__________________

ATTEST:


_____________________________
Assistant Secretary

THE STATE OF TEXAS

COUNTY OF  HARRIS

     BEFORE ME, the undersigned authority, on this day personally appeared ____________________, ______________________________ of
the CONTINENTAL AIRLINES, INC., a corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act of said corporation.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this _______ day  of
_______, 199_.

                                      ________________________
                                      Notary Public in and for
                                      Harris County, Texas

(SEAL)